EXHIBIT 10.19

This instrument was prepared by:
James C. Wine
Nyemaster Goode
700 Walnut, Suite 1600
Des Moines, Iowa 50309-3956
After recording, return to above address.

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

DEED OF TRUST, SECURITY
AGREEMENT AND FIXTURE FILING

AMREIT PRESTON ROYAL, LP,
a Texas limited partnership,
Borrower,

having an office at
8 Greenway Plaza, Suite 1000
Houston, Texas 77046

to

PETER S. GRAF,
Trustee

for the benefit of
TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY,
a New York corporation,
Lender,

having an office
c/o AEGON USA Realty Advisors, LLC
4333 Edgewood Road, N.E.
Cedar Rapids, Iowa 52499-5443

effective as of the ___ day of December, 2012 (the “Effective Date”)

Loan Amount: $23,400,000.00
Premises: Preston Royal Village, Dallas County, Dallas, Texas

Deed of Trust and Security Agreement	-1-
Preston Royal Village, Dallas, Texas
AEGON Loan No. 10512155

Deed of Trust, Security Agreement and Fixture Filing

This Deed of Trust, Security Agreement and Fixture Filing (this “Deed of Trust”) is made and given as of the Effective Date, by AMREIT PRESTON ROYAL, LP, as grantor, a Texas limited partnership, whose address is 8 Greenway Plaza, Suite 1000, Houston, Texas 77046 (the “Borrower”), to PETER S. GRAF, as trustee, whose address is 2626 Howell Street, Dallas, Texas 75204 (the “Trustee”), for the benefit of TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY, as beneficiary, a New York corporation having an office c/o AEGON USA Realty Advisors, LLC, 4333 Edgewood Road, N.E., Cedar Rapids, Iowa 52499-5443 (the “Lender”). The definitions of capitalized terms used in this Deed of Trust may be found either in Sections 3 or 22 below, or through the cross-references provided in those Sections.

1.	RECITALS

A.

Under the terms of a commercial Loan Application/Commitment dated November 14, 2012, as amended (the “Commitment”), AEGON USA Realty Advisors, LLC (“AEGON”), as agent for the Lender, agreed to fund a loan in the principal amount of $23,400,000 (the “Loan”).

B.

The Lender has funded the Loan in the principal amount of $23,400,000 in accordance with the Commitment, and to evidence the Loan, the Borrower has executed and delivered to the Lender a certain Secured Promissory Note, of even date, in the amount of $23,400,000, with a maturity and final payment date of January 1, 2020.

	C.	The Commitment requires that the Loan be secured by all of the Borrower’s existing and after-acquired interest in certain real property and by certain tangible and intangible personal property.

2.	GRANTING CLAUSE

To secure the repayment of the Indebtedness, any increases, modifications, renewals or extensions of the Indebtedness, and any substitutions for the Indebtedness, as well as the performance of the Borrower’s other Obligations, and in consideration of the sum of ten dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are acknowledged, the Borrower grants, bargains, warrants, conveys, alienates, releases, assigns, sets over and confirms to the Trustee, in trust with the POWER OF SALE for the benefit of the Lender and to his successors and assigns forever, all of the Borrower’s existing and after acquired interests in the Real Property.

3.	DEFINED TERMS

The following defined terms are used in this Deed of Trust. For ease of reference, terms relating primarily to the Security Agreement are defined in Subsection 22.1.

“Affiliate” of any person means any entity controlled by, or under common control with, that person.

“Appurtenances” means all rights, estates, titles, interests, privileges, easements, tenements, hereditaments, titles, royalties, reversions, remainders and other interests, whether presently held by the Borrower or acquired in the future, that may be conveyed

Deed of Trust and Security Agreement	-2-
Preston Royal Village, Dallas, Texas
AEGON Loan No. 10512155

as interests in the Land under the laws of Texas. Appurtenances include the Easements and the Assigned Rights.

“Assigned Rights” means all of the Borrower’s rights, easements, privileges, tenements, hereditaments, contracts, claims, licenses or other interests, whether presently existing or arising in the future. The Assigned Rights include all of the Borrower’s rights in and to:

(i)	any greater estate in the Real Property;

(ii)

insurance policies required to be carried hereunder, including the right to negotiate claims and to receive Insurance Proceeds and unearned insurance premiums (except as expressly provided in Subsection 8.2);

(iii)	Condemnation Proceeds;

(iv)	licenses and agreements permitting the use of sources of groundwater or water utilities, septic leach fields, railroad sidings, sewer lines, and means of ingress and egress;

(v)	drainage over other property;

(vi)	air space above the Land;

(vii)	mineral rights;

(viii)	party walls;

(ix)	vaults and their usage;

(x)	franchises;

(xi)

commercial tort claims that arise during the Loan term in respect of damages to the Real Property or to its operations, in respect of any impairment to the value of the Real Property, or in respect of the collection of any Rents;

(xii)	construction contracts;

(xiii)	roof and equipment guarantees and warranties;

(xiv)	building and development licenses and permits;

(xv)	tax credits or other governmental entitlements, credits or rights, whether or not vested;

(xvi)	licenses and applications (whether or not yet approved or issued);

(xvii)	rights under management and service contracts;

(xviii)	leases of Fixtures; and

(xix)

trade names, trademarks, trade styles, service marks, copyrights, and agreements with architects, environmental consultants, property tax consultants, engineers, and any other third-party contractors whose services benefit the Real Property.

“Assignment of Leases and Rents” means the Loan Document bearing this heading. “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. Sections 101 et seq., and the regulations promulgated pursuant to those statutes.

“Business Day” means any day when state and federal banks are open for business in Cedar Rapids, Iowa.

“Carveout Guarantee and Indemnity” means that certain “Carveout Guarantee and Indemnity Agreement” entered into by the Carveout Obligor on the date of this Deed of Trust, together with all substitutions, modifications, and amendments.

“Carveout Obligations” means those obligations described in Section 21.

Deed of Trust and Security Agreement	-3-
Preston Royal Village, Dallas, Texas
AEGON Loan No. 10512155

“Carveout Obligor” means AmREIT, Inc. Any other Person who expressly assumes liability for the Carveout Obligations during the term of the Loan shall become a “Carveout Obligor” for purposes of this Deed of Trust.

“Carveouts” means those matters from which Carveout Obligations may arise, which are described in Section 21.

“Charges” means all fees, charges, and other things of value, if any, contracted for, charged, received, taken or reserved pursuant to the Note or any of the other Loan Documents in connection with the Loan, and which are treated as interest under applicable law (whether in connection with any voluntary prepayment of the Indebtedness, or otherwise, and including fees for the forbearance of any enforcement action or for the extension or modification of the Loan).

“Condemnation Proceeds” means all money or other property that has been, or is in the future, awarded or agreed to be paid or given in connection with any taking by eminent domain of all or any part of the Real Property (including a taking through the vacation of any street dedication or through a change of grade of such a street), either permanent or temporary, or in connection with any purchase in lieu of such a taking, or as a part of any related settlement, except for the right to condemnation proceeds awarded to the tenant in a separate proceeding in respect of the lost value of the tenant’s leasehold interest, provided that the award does not reduce, directly or indirectly, the award to the owner of the Real Property.

“Curable Non-Monetary Default” means any of the acts, omissions, or circumstances specified in Subsection 10.3 below.

“Default” means any of the acts, omissions, or circumstances specified in Section 10 below.

“Default Rate” means the rate of interest specified as the “Default Rate” in the Note.

“Development Agreements” means all development, utility or similar agreements included in the Permitted Encumbrances.

“Easements” means the Borrower’s existing and future interests in and to the declarations, easements, covenants, and restrictions appurtenant to the Land.

“Environmental Indemnity Agreement” means the Loan Document bearing that heading, together with all substitutions, modifications, and amendments.

“Environmental Laws” means all present and future laws, statutes, ordinances, rules, regulations, orders, guidelines, rulings, decrees, notices and determinations of any Governmental Authority to the extent that they pertain to: (A) the protection of health against environmental hazards; (B) the protection of the environment, including air, soils, wetlands, and surface and underground water, from contamination by any substance that may have any adverse health effect on humans, livestock, fish, wildlife, or plant life, or which may disturb an ecosystem; (C) underground storage tank regulation or removal; (D) wildlife conservation; (E) protection or regulation of natural resources; (F) the protection of wetlands; (G) management, regulation and disposal of solid and hazardous wastes; (H) radioactive materials; (I) biologically hazardous materials; (J) indoor air quality; or (K) the manufacture, possession, presence, use, generation, storage, transportation, treatment, release, emission, discharge, disposal, abatement, cleanup, removal, remediation or handling of any Hazardous Substances. “Environmental Laws” include the Comprehensive Environmental Response, Compensation, and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.

Deed of Trust and Security Agreement	-4-
Preston Royal Village, Dallas, Texas
AEGON Loan No. 10512155

§9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act, 33 U.S.C. §1251 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Texas Solid Waste Disposal Act (V.T.C.A. Health and Safety Code §361.001 et. seq.), the Texas Water Code (V.T.C.A. §36.001 et seq.), all similar state statutes and local ordinances, and all regulations promulgated under any of those statutes, and all administrative and judicial actions respecting such legislation, all as amended from time to time.

“ESA” means the written environmental site assessment of the Real Property obtained under the terms of the Commitment.

“Escrow Expenses” means those expenses in respect of real and personal property taxes and assessments, Insurance Premiums and such other Impositions as the Lender pays from time to time directly from the Escrow Fund using monies accumulated through the collection of Monthly Escrow Payments.

“Escrow Fund” means the funds deposited by Borrower with the Lender pursuant to Section 9 hereof, as reflected in the accounting entry maintained on the books of the Lender as funds available for the payment of Escrow Expenses under the terms of this Deed of Trust.

“Fixtures” means all materials, supplies, equipment, apparatus and other items now or hereafter attached to or installed on the Land and Improvements in a manner that causes them to become fixtures under the laws of Texas, including all built-in or attached furniture or appliances, elevators, escalators, heating, ventilating and air conditioning system components, emergency electrical generators and related fuel storage or delivery systems, septic system components, storm windows, doors, electrical equipment, plumbing, water conditioning, lighting, cleaning, snow removal, lawn, landscaping, irrigation, security, incinerating, fire-fighting, sprinkler or other fire safety equipment, bridge cranes or other installed materials handling equipment, satellite dishes or other telecommunication equipment, built-in video conferencing equipment, sound systems or other audiovisual equipment, and cable television distribution systems. Fixtures do not include trade fixtures, office furniture and office equipment owned by a tenant who is unrelated to the Borrower, provided such items may be detached and removed by the tenant without damage to the Real Property, other than incidental damage that the tenant is obligated to repair under the terms of its Lease. Fixtures expressly include HVAC, mechanical, security and similar systems of general utility for the operation of the Improvements as leasable commercial real property.

“Governmental Authority” means any political entity with the legal authority to impose any requirement on the Property, including the governments of the United States, the State of Texas, Dallas County, the City of Dallas, and any other entity with jurisdiction to decide, regulate, or affect the ownership, construction, use, occupancy, possession, operation, maintenance, alteration, repair, demolition or reconstruction of any portion or element of the Real Property.

“Hazardous Substance” means any substance the release of or the exposure to which is prohibited, limited or regulated by any Environmental Law, or which poses a hazard to human health, including: (A) any “oil,” as defined by the Federal Water Pollution Control Act and regulations promulgated thereunder (including crude oil or any fraction of crude oil), (B) any radioactive substance and (C) Stachybotrys chartarum or other molds. However, the term “Hazardous Substance” includes neither (A) a substance used in the cleaning and maintenance of the Real Property, if the quantity, storage and manner of its

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Preston Royal Village, Dallas, Texas
AEGON Loan No. 10512155

use are customary, prudent, and do not violate applicable law, nor (B) automotive motor oil in immaterial quantities, if leaked from vehicles in the ordinary course of the operation of the Real Property and cleaned up in accordance with reasonable property management procedures and in a manner that violates no applicable law.

“Impositions” means all real and personal property taxes levied against the Property; general or special assessments; ground rent; water, gas, sewer, vault, electric or other utility charges; common area charges; owners’ association dues or fees; fees for any easement, license or agreement maintained for the benefit of the Property; and any and all other taxes, levies, user fees, claims, charges and assessments whatsoever that at any time may be assessed, levied or imposed on the Property or upon its ownership, use, occupancy or enjoyment, and any related costs, interest or penalties. In addition, “Impositions” include all documentary, stamp or intangible personal property taxes that may become due in connection with the Indebtedness, including Indebtedness in respect of any future advance made by the Lender to the Borrower, or that are imposed on any of the Loan Documents.

“Improvements” means, to the extent of the Borrower’s existing and future interest, all buildings and improvements of any kind erected or placed on the Land now or in the future, including the Fixtures, together with all appurtenant rights, privileges, Easements, tenements, hereditaments, titles, reversions, remainders and other interests.

“Indebtedness” means all sums that are owed or become due pursuant to the terms of the Note, this Deed of Trust, or any of the other Loan Documents or any other writing executed by the Borrower relating to the Loan, including scheduled principal payments, scheduled interest payments, default interest, late charges, prepayment premiums, accelerated or matured principal balances, advances, collection costs (including reasonable attorneys’ fees), reasonable attorneys’ fees and costs in enforcing or protecting the Note, this Deed of Trust, or any of the other Loan Documents in any probate, bankruptcy or other proceeding, receivership costs, fees and costs of the Trustee and all other financial obligations of the Borrower incurred in connection with the Loan transaction, provided, however, that this Deed of Trust shall not secure any Loan Document or any particular person’s liabilities or obligations under any Loan Document to the extent that such Loan Document expressly states that it or such particular person’s liabilities or obligations are unsecured by this Deed of Trust. “Indebtedness” shall also include any obligations under agreements executed and delivered by Borrower which specifically provide that such obligations are secured by this Deed of Trust.

“Insurance Premiums” means all premiums or other charges required to maintain in force any and all insurance policies that this Deed of Trust requires that the Borrower maintain.

“Insurance Proceeds” means (A) all proceeds of all insurance now or hereafter carried by or payable to the Borrower with respect to the Real Property, including with respect to the interruption of rents or income derived from the Property, all unearned insurance premiums and all related claims or demands, and (B) all Proceeds (as defined in Subsection 22.1).

“Key Lease” means any Lease that satisfies one or more of the following conditions:

(a)	The Lease is to a tenant who leases or will lease more than 12,000 square feet of the net leasable area of the Improvements, either presently or following the execution of a proposed Lease.

(b)	The Lease is to a tenant whose rental payment(s) under all Leases comprises or will comprise more than 20% of the gross rental income of

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Preston Royal Village, Dallas, Texas
AEGON Loan No. 10512155

the Real Property, either presently or following the execution of a proposed Lease.

“Key Principal” means AmREIT, Inc.

“Land” means that certain tract of land located in Dallas County, Texas, which is described on the attached Exhibit A, together with the Appurtenances.

“Leasehold Shopping Center Parcel” means the approximately 7.49 acre parcel of land generally located at 6025 Royal Lane, the leasehold interest which is being acquired by AmREIT Preston Royal NEC, LP concurrently with this Deed of Trust.

“Leases” means all leases, subleases, licenses, concessions, extensions, renewals and other agreements (whether written or oral, and whether presently effective or made in the future) through which the Borrower grants any possessory interest in and to, or any right to occupy or use, all or any part of the Real Property, and any related guaranties.

“Legal Control” means the power, either directly or indirectly, to exercise the authority of the Borrower as owner of the Real Property, either as the majority shareholder of the common stock of a corporation, the sole general partner of a limited partnership, the managing general partner of a general partnership, or the sole manager or sole managing member of a limited liability company, provided the person or entity exercising such authority cannot be divested of such authority without its consent, either directly or indirectly, except for cause.

“Legal Requirements” means all laws, statutes, rules, regulations, ordinances, judicial decisions, administrative decisions, building permits, development permits, certificates of occupancy, or other requirements of any Governmental Authority.

“Loan Documents” means all documents evidencing the Loan or delivered in connection with the Loan, whether entered into at the closing of the Loan or in the future, including, without limitation, the Note, this Deed of Trust, the Assignment of Leases and Rents, the Carveout Guarantee and Indemnity, and the Environmental Indemnity Agreement.

“Maximum Lawful Rate” means the maximum lawful rate of interest that may be contracted for, charged, received or reserved by the Lender in accordance with the applicable laws of the State of Texas (or applicable federal law to the extent that it permits the Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges.

“Monthly Escrow Payment” means the sum of the Monthly Imposition Requirement, the Monthly Insurance Premium Requirement, and the Monthly Reserve Requirement.

“Monthly Imposition Requirement” means one-twelfth (1/12th) of the annual amount that the Lender estimates will be required to permit the timely payment by the Lender of those Impositions that the Lender elects, from time to time, to include in the calculation of the Monthly Imposition Requirement. Such Impositions shall include real and personal property taxes and may include, at the Lender’s sole and absolute discretion, any Impositions that the Borrower has failed to pay on a timely basis during the term of the Loan. The Lender shall base its estimate on the most recent information supplied by the Borrower concerning future Impositions. If the Borrower fails to supply such information or if it is unavailable at the time of estimation, the Lender shall estimate future Impositions using historical information and an annual inflation factor equal to the lesser of five percent (5%) and the maximum inflation factor permitted by law.

“Monthly Insurance Premium Requirement” means one-twelfth (1/12th) of the annual amount that the Lender estimates (based on available historical data and using, if future

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Preston Royal Village, Dallas, Texas
AEGON Loan No. 10512155

Insurance Premiums are as yet undeterminable, a five percent (5%) inflation factor) will be required to permit the timely payment of the Insurance Premiums by the Lender.

“Monthly Reserve Requirement” means the monthly payment amount which the Lender estimates will result, over the subsequent twelve (12) months, in the accumulation of a surplus in the Escrow Fund equal to the sum of the Monthly Imposition Requirement and the Monthly Insurance Premium Requirement.

“Note” means the promissory note dated of even date herewith to evidence the Indebtedness in the original principal amount of $23,400,000, together with all extensions, renewals and modifications.

“Notice” means a notice given in accordance with the provisions of Subsection 27.12.

“Obligations” means all of the obligations required to be performed under the terms and conditions of any of the Loan Documents by any Obligor.

“Obligor” means the Borrower, the Carveout Obligor, or any other Person that is liable under the Loan Documents for the payment of any portion of the Indebtedness, or the performance of any other obligation required to be performed under the terms and conditions of any of the Loan Documents, under any circumstances.

“Participations” means participation interests in the Loan Documents granted by the Lender.

“Permitted Control Group Member” shall mean any member of a group comprised of the Key Principal, institutional trustees of estate planning trusts established for the sole benefit of Permitted Control Group Members, and executors of the estates of Permitted Control Group Members.

“Permitted Encumbrances” means (A) the lien of taxes and assessments not yet due and payable and (B) those matters of public record listed as special exceptions or subordinate matters in the Lender’s title insurance policy insuring the priority of this Deed of Trust.

“Permitted Transfer” means a transfer specifically described in Section 14 as permitted.

“Person” means any individual, corporation, limited liability company, partnership, trust, unincorporated association, government, governmental authority or other entity.

“Property” means the Real Property and the Leases, Rents and Personal Property (as such latter term is defined in Subsection 22.1 below).

“Qualified Offer” means a written offer from the Borrower to do whichever of the following the Lender elects: (A) permit an uncontested foreclosure, or (B) deliver a deed in lieu of foreclosure within sixty (60) days of the Lender’s acceptance of the offer. An offer is not a Qualified Offer if the offer is conditioned on any payment by the Lender, on the release of any Obligor from any Obligation, or on any other concession.

“Qualified Passive Interest Transfer” shall have the meaning stated in Section 14.

“Qualified Property Manager” means either (A) a property management company approved in writing by the Lender, or (B) AmREIT Realty Investment Corporation.

“Real Property” means the Land and the Improvements.

“Rents” means all rents, income, receipts, issues and profits and other benefits paid or payable for using, leasing, licensing, possessing, operating from or in, residing in, selling, mining, extracting minerals from, or otherwise enjoying the Real Property, whether presently existing or arising in the future, to which the Borrower may now or hereafter

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Preston Royal Village, Dallas, Texas
AEGON Loan No. 10512155

become entitled or may demand or claim from the commencement of the Loan term through the time of the satisfaction of all of the Obligations, including security deposits, amounts drawn under letters of credit securing tenant obligations, minimum rents, additional rents, common area maintenance charges, parking revenues, deficiency rents, termination payments, space contraction payments, damages following default under a Lease, premiums payable by tenants upon their exercise of cancellation privileges, proceeds from lease guarantees, proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to the Real Property, all rights and claims of any kind which the Borrower has or may in the future have against the tenants under the Leases, lease guarantors, or any subtenants or other occupants of the Real Property, all proceeds of any sale of the Real Property in violation of the Loan Documents, any future award granted the Borrower in any court proceeding involving any such tenant in any bankruptcy, insolvency, or reorganization proceedings in any state or federal court, and any and all payments made by any such tenant in lieu of rent.

“Restoration” means (A) in the case of a casualty resulting in damage to or the destruction of the Improvements, the repair or rebuilding of the Improvements to their original condition, or (B) in the case of the condemnation of a portion of the Real Property, the completion of such work as may be necessary in order to remedy the effects of the condemnation so that the value and income-generating characteristics of the Real Property are restored.

“Shopping Center” means the Real Property together with the Leasehold Shopping Center Parcel.

“Termination Payments” means Rents paid to the Borrower in consideration of the Borrower’s release of a party from liability for a contractual or other legal obligation (e.g., lease termination, space contraction, and legal settlement payments). Termination Payments do not include payments of Rents under $250,000 paid pursuant to termination or space contraction options contained in Leases approved by the Lender or in Leases deemed approved or not requiring Lender approval under the Assignment.

4.	TITLE

The Borrower represents to and covenants with the Lender and with its successors and assigns that, at the point in time of the grant of this Deed of Trust, the Borrower is well seized of good and indefeasible title to the Real Property, in fee simple absolute, subject to no lien or encumbrance except the Permitted Encumbrances. The Borrower warrants this estate and title to the Lender and to its successors and assigns forever, against all lawful claims and demands of all Persons. The Borrower shall maintain mortgagee title insurance issued by a solvent carrier, covering the Real Property in an amount at least equal to the amount of the Loan’s original principal balance. This Deed of Trust is and shall remain a valid and enforceable first mortgage on and security title to the Real Property, and if the validity or enforceability of this first mortgage is attacked by appropriate proceedings, the Borrower shall diligently and continuously defend it through appropriate proceedings. Should the Borrower fail to do so, the Lender may at the Borrower’s expense take all necessary action, including the engagement and compensation of legal counsel, the prosecution or defense of litigation, and the compromise or discharge of claims. THE BORROWER SHALL DEFEND, INDEMNIFY AND HOLD THE LENDER HARMLESS IN ANY SUIT OR PROCEEDING BROUGHT TO CHALLENGE OR ATTACK THE VALIDITY,

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Preston Royal Village, Dallas, Texas
AEGON Loan No. 10512155

ENFORCEABILITY OR PRIORITY OF THE LIEN GRANTED BY THIS DEED OF TRUST, WHETHER OR NOT AS THE RESULT OF THE NEGLIGENCE OF LENDER. If a prior construction, mechanics’ or materialmen’s lien on the Real Property arises by operation of statute during any construction or repair of the Improvements, the Borrower shall either cause the lien to be discharged by paying when due any amounts owed to such persons, or shall comply with Section 12 of this Deed of Trust.

5.	REPRESENTATIONS OF THE BORROWER

The Borrower represents to the Lender as follows:

	5.1	Legal Control

The Borrower is under the Legal Control of the Key Principal.

	5.2	Formation, Existence, Good Standing

The Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of Texas.

	5.3	Power and Authority

The Borrower has full power and authority to carry on its business as presently conducted, to own the Property, to execute and deliver the Loan Documents, and to perform its Obligations.

	5.4	Anti-Terrorism Regulations

No Borrower, Borrower Affiliate, or person owning an interest in the Borrower or in any Borrower Affiliate, is either a “Specially Designated National” or a “Blocked Person” as those terms are defined in the Office of Foreign Asset Control Regulations (31 CFR Section 500 et seq.).

	5.5	Due Authorization

The Loan transaction and the performance of all of the Borrower’s Obligations have been duly authorized by all requisite partnership action, and each individual executing any Loan Document on behalf of the Borrower has been duly authorized to do so.

	5.6	No Default or Violations

The execution and performance of the Borrower’s Obligations will not result in any breach of, or constitute a default under, any contract, agreement, document or other instrument to which the Borrower is a party or by which the Borrower may be bound or affected, and do not and will not violate or contravene any law to which the Borrower is subject; nor do any such other instruments impose or contemplate any obligations which are or will be inconsistent with the Loan Documents.

	5.7	No Further Approvals or Actions Required

No approval by, authorization of, or filing with any Governmental Authority is necessary in connection with the authorization, execution and delivery of the Loan Documents by the Borrower.

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5.8	Due Execution and Delivery

Each of the Loan Documents to which the Borrower is a party has been duly executed and delivered on behalf of the Borrower.

5.9	Legal, Valid, Binding and Enforceable

Each of the Loan Documents to which the Borrower is a party constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

5.10	Accurate Financial Information

All financial information furnished by the Borrower to the Lender in connection with the application for the Loan is true, correct and complete in all material respects except as otherwise disclosed to Lender in writing, and there has been no material adverse change in the financial condition of the Borrower since the date of such financial information.

5.11	Compliance with Legal Requirements

All governmental approvals and licenses required for the conduct of the Borrower’s business and for the maintenance and operation of the Real Property in compliance with applicable law are in full force and effect, and the Real Property is currently being operated in compliance with the Legal Requirements in all material respects.

5.12	Contracts and Franchises

All contracts and franchises necessary for the conduct of the Borrower’s business and for the operation of the Real Property in accordance with reasonable commercial practice are in force.

5.13	No Condemnation Proceeding

As of the Effective Date of this Deed of Trust, the Borrower has no knowledge of any present, pending or threatened condemnation proceeding or award affecting the Real Property.

5.14	No Casualty

As of the Effective Date of this Deed of Trust, no damage to the Real Property by any fire or other casualty has occurred, other than damage that has been completely repaired, except as disclosed to Lender.

5.15	Independence of the Real Property

The Real Property may be operated independently from other land and improvements not included within or located on the Land, and it is not necessary to own or control any property other than the Real Property in order to comply with the Legal Requirements.

5.16	Complete Lots and Tax Parcels

The Land is comprised exclusively of tax parcels that are entirely included within the Land, and, if the Land is subdivided, of subdivision lots that are entirely included within the Land.

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5.17	Intentionally Omitted

5.18	Ownership of Fixtures

The Borrower owns the Fixtures free of any encumbrances, including purchase money security interests, rights of lessors, and rights of sellers under conditional sales contracts or other financing arrangements.

5.19	Commercial Property

The Real Property is commercial rather than residential, and the Loan has not been made for personal, family or household purposes.

5.20	Real Property is not Homestead Property

The Real Property is NOT HOMESTEAD PROPERTY of the Borrower or of the spouse of any person named as the Borrower.

5.21	Performance under Development Agreements

To Borrower’s knowledge, all of the obligations of the owner of the Real Property due under the Development Agreements have been fully, timely and completely performed and such performance has been accepted by the related governmental agency or utility company, and no Governmental Authority has alleged that any default exists under any of the Development Agreements.

5.22	Status of Certain Title Matters

To Borrower’s knowledge, each of the Easements included within the Appurtenances (a) is valid and in full force and effect and may not be amended or terminated, except for cause, without the consent of the Borrower, (b) has not been amended or supplemented, (c) requires no approval of the Improvements that has not been obtained, (d) is free of defaults or alleged defaults, (e) does not provide for any assessment against the Real Property that will not be paid in full prior to delinquency, and (f) has not been violated by the owner of the Real Property or, to the best of the Borrower’s knowledge, by any tenant of the Real Property.

5.23	No Prohibited Transactions

The Borrower represents to the Lender that either (a) the Borrower is not an “employee benefit plan” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or an entity that is deemed to hold “plan assets” within the meaning of 29 C.F.R. §2510.3-101 of any such employee benefit plan or (b) the execution of the Loan Documents, the acceptance of the Loan by the Borrower and the existence of the Loan will not result in a non-exempt prohibited transaction under §406 of ERISA or Section 4975 of the Code. The Borrower further warrants and covenants that the foregoing representation will remain true during the term of the Loan.

The Lender acknowledges that the Borrower has relied in full or in part on representations from, or on information furnished by, the seller of the Real Property in making the representations of Subsections 5.11 (“Compliance with Legal Requirements”), 5.12 (“Contracts and Franchises”), 5.13 (“No Condemnation Proceeding”), 5.14 (“No Casualty”), 5.21 (“Performance under Development Agreements”), 5.22 (“Status of Certain Title Matters”).

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6.	COVENANTS

	6.1	Good Standing

The Borrower shall remain in good standing as a limited partnership under the laws of Texas and shall maintain in force all statements of fictitious name and registrations necessary for the lawful operation of its business in Texas during the term of the Loan.

	6.2	No Default or Violations

The Borrower shall not enter into any contract, agreement, document or other instrument, if the performance of the Borrower’s Obligations would result in any breach of, or constitute a default under, any such contract, agreement, document or other instrument, or if the contract, agreement, document or other instrument would impose or contemplate any obligations the performance of which would result in a Default under the Loan Documents or would be inconsistent with the performance of the Borrower’s Obligations.

	6.3	Payment and Performance

The Borrower shall pay the Indebtedness and perform all of its other Obligations, as and when the Loan Documents require such payment and performance.

	6.4	Bankruptcy Remote Entity

The Borrower has not and will not:

		(i)	engage in any business or activity other than the ownership, operation and maintenance of the Property, and activities incidental thereto;

		(ii)	acquire or own any assets other than (A) the Property, and (B) such incidental Personal Property as may be necessary for the operation of the Property;

		(iii)	merge into or consolidate with any Person, or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

(iv)

fail to observe all organizational formalities, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the Legal Requirements of the jurisdiction of its organization or formation, or amend, modify, terminate or fail to comply with the provisions of its organizational documents;

		(v)	own any subsidiary, or make any investment in, any Person;

		(vi)	commingle its assets with the assets of any other Person;

(vii)

incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Indebtedness, unsecured trade payables and unsecured equipment leases (both of which must be incurred in the ordinary course of business relating to the ownership and operation of the Property) provided the same (x) do not exceed at any time in the aggregate a maximum amount of three percent (3%) of the outstanding principal amount of the Note, and (y) are paid within sixty (60) days after the date incurred;

		(viii)	fail to maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person;

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(ix)

enter into any contract or agreement with any general partner, member, shareholder, principal or Affiliate, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties;

	(x)	maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xi)

assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

	(xii)	make any loans or advances to any Person;

	(xiii)	fail to file its own tax returns (unless prohibited by Legal Requirements from doing so);

(xiv)

fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or fail to correct any known misunderstanding regarding its separate identity;

	(xv)	fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operation;

	(xvi)	fail to allocate shared expenses (including shared office space) and to use separate stationery, invoices and checks;

	(xvii)	fail to pay its own liabilities (including salaries of its own employees) from its own funds; and

	(xviii)	acquire obligations or securities of its partners, members, shareholders or other Affiliates, as applicable.

6.5	Payment of Impositions

The Borrower shall pay the Impositions on or before the last day on which they may be paid without penalty or interest, and shall, within thirty (30) days, furnish the Lender with a paid receipt or a cancelled check as evidence of payment. If the Lender does not receive such evidence, the Lender may obtain it directly. If it does so, the Lender will charge the Borrower an administrative fee of $250 for securing the evidence of payment. The payment of this fee shall be a demand obligation of the Borrower. The Borrower may meet the Imposition payment requirements of this Subsection 6.5 by remitting the Monthly Escrow Payments when due, by immediately providing Notice to the Lender of any new Imposition or increased Imposition unknown to the Lender, and by paying to the Lender on demand any amount required to increase the Escrow Fund to an amount sufficient to permit the Lender to pay all Impositions from the Escrow Fund on time. If the Borrower wishes to contest the validity or amount of an Imposition, it may do so by complying with Section 12. If any new Legal Requirement (other than a general tax on income or on interest payments) taxes this Deed of Trust so that the yield on the Indebtedness would be reduced, and the Borrower may lawfully pay the tax or reimburse the Lender for its payment, the Borrower shall do so.

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6.6	Legal Control of the Borrower

The Borrower shall remain under the Legal Control of the Key Principal during the term of the Loan.

6.7	Management of the Real Property

The Real Property shall be managed at all times by the Key Principal, by a property management company engaged by the Key Principal to manage the Real Property, or by a Qualified Property Manager.

6.8	Maintenance of the Real Property

The Borrower shall not commit or permit any waste of the Real Property as a physical or economic asset, and agrees to maintain in good repair the Improvements, including structures, roofs, mechanical systems, parking lots or garages, and other components of the Real Property that are reasonably necessary or desirable for the use of the Real Property, or which the Borrower as landlord under any Lease is required to maintain for the benefit of any tenant. In its performance of this Obligation, the Borrower shall promptly and in a good and workmanlike manner repair or restore, as required under Subsection 6.19, any elements of the Improvements that are damaged or destroyed. The Borrower shall also replace roofs, parking lots, mechanical systems, and other elements of the Improvements requiring periodic replacement. The Borrower shall carry out such replacements no less frequently than would a commercially reasonable owner intending to maintain the maximum income-generating potential of the Real Property over its reasonable economic life. The Borrower shall not, without the prior written consent of the Lender, demolish, reconfigure, or materially alter the structural elements of the Improvements, unless such an action is the obligation of the Borrower under a Lease approved by Lender. The Lender agrees that any request for its consent to such an action shall be deemed given if the Lender does not respond within fifteen (15) Business Days to any written request for such a consent, if the request is accompanied by all materials required to permit the Lender to analyze the proposed action.

6.9	Use of the Real Property

The Borrower agrees that the Real Property may only be used as a retail property and for no other purpose.

6.10	Legal Requirements

The Borrower shall maintain in full force and effect all governmental approvals and licenses required for the conduct of the Borrower’s business and for the maintenance and operation of the Real Property in compliance with applicable law, and shall comply with all Legal Requirements relating to the Real Property at all times.

6.11	Contracts and Franchises

The Borrower shall maintain in force all contracts and franchises necessary for the conduct of the Borrower’s business and for the operation of the Real Property in accordance with good commercial practice.

6.12	Covenants Regarding Certain Title Matters

The Borrower shall promptly pay, perform and observe all of its obligations under the Easements included within the Appurtenances or under reciprocal

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easement agreements, operating agreements, declarations, and restrictive covenants included in the Permitted Encumbrances, shall not modify or consent to the termination of any of them without the prior written consent of the Lender, not to be unreasonably conditioned, withheld, or delayed, shall promptly furnish the Lender with copies of all notices of default under them, and shall cause all covenants and conditions under them and benefiting the Real Property to be fully performed and observed.

6.13	Independence of the Real Property

The Borrower shall maintain the independence of the Real Property from other land and improvements not included within or located on the Land. In fulfilling this covenant, the Borrower shall neither take any action which would make it necessary to own or control any property other than the Real Property in order to meet the obligations of the landlord under any Lease, or in order to comply with the Legal Requirements, nor take any action which would cause any land or improvements other than the Land and the Improvements to rely upon the Land or the Improvements for those purposes.

6.14	Complete Lots and Tax Parcels

The Borrower shall take no action that would result in the inclusion of any portion of the Land in a tax parcel or subdivision lot that is not entirely included within the Land.

6.15	Commercial Property

The Real Property shall be used for commercial rather than for residential, personal, family or household purposes.

6.16	Real Property is not Homestead Property

The Real Property shall NOT BECOME HOMESTEAD PROPERTY of the Borrower or of the spouse of any person named as the Borrower.

6.17	Performance under Development Agreements

The Borrower shall fully, timely and completely perform all of the obligations of the owner of the Real Property due under the Development Agreements (in all material respects) and shall cause no default under any of the Development Agreements.

6.18	Status of Certain Title Matters

The Borrower shall not take or fail to take any action with respect to the Easements included within the Appurtenances or the reciprocal easement agreements, operating agreements, declarations, and restrictive covenants included in the Permitted Encumbrances if, as the result of such an action or failure, the subject Easement or other title matter would (a) be rendered invalid or without force or effect, (b) be amended or supplemented without the consent of the Lender, (c) be placed in default or alleged default, (d) result in any lien against the Real Property, or (e) give rise to any assessment against the Real Property, unless immediately paid in full.

6.19	Restoration upon Casualty or Condemnation

If a casualty or condemnation occurs, the Borrower shall promptly commence and diligently complete the Restoration of the Real Property, provided the related

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Insurance Proceeds or Condemnation Proceeds held by the Lender are available for Restoration under the terms of Sections 8.4 and 8.6.

6.20	Performance of Landlord Obligations

The Borrower shall perform its obligations as landlord under the Leases and shall neither take any action, nor fail to take any action, if the action or failure would be inconsistent with the commercially reasonable management of the Real Property for the purpose of enhancing its long-term performance and value.

6.21	Financial Reports and Operating Statements

(a)	Maintenance of Books and Records

During the term of the Loan, the Borrower shall maintain complete and accurate accounting and operational records, including copies of all Leases and other material written contracts relating to the Real Property, copies of all tax statements, and evidence to support the payment of all material property-related expenses.

(b)	Delivery of Financial and Property-Related Information

Within one hundred twenty (120) days after the end of each of its fiscal years, or, if a Default exists, on demand by the Lender, the Borrower shall deliver to the Lender copies of the financial statements of the Borrower, including balance sheets and earnings statements. Within thirty (30) days after the end of each of its fiscal quarters, or, if a Default exists, on demand by the Lender, the Borrower shall deliver to the Lender (A) a complete and accurate operating statement for the Real Property, and (B) a complete rent roll, all in form satisfactory to the Lender. The operating statement and rent roll must be certified by the Borrower to be true and correct and must include each tenant’s name, unit numbers, square footage occupied and leased, rents, delinquencies, vacancies, and other income received and expenses. In addition, the Borrower shall provide, with such rent rolls or otherwise at the Lender’s reasonable request, the most recent available sales reports in respect of all retail tenants occupying over 12,000 square feet and required to provide such reports under their Leases. If the Borrower fails to deliver the items required in this Subsection, the Lender may engage an accounting firm to prepare the required items. The Borrower shall cooperate fully with any investigative audit required to permit the accounting firm to produce these items, and the fees and expenses incurred in connection with their preparation shall be paid on demand by the Borrower.

(c)	Reporting Format

The Borrower shall cooperate in providing the reports required above in any industry-standard format that the Lender may designate, provided such reporting format is not cost prohibitive.

(d)	Effect of Failure to Deliver Financial and Property Reports

If no Default exists and the Borrower or the Carveout Obligor fails to provide the financial and property reports required under this Section before the applicable deadline, the Lender will provide a Notice of this

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failure and a thirty (30)-day opportunity to cure before a Default shall exist.

(e) Certification of Information

Lender shall not initially require that the annual financial and operating statements provided under this Subsection be certified by an independent certified public accountant as having been prepared in accordance with generally accepted accounting principles, consistently applied, or, in the case of financial statements prepared on a cash or income tax basis, or of operating statements, as not materially misleading based on an audit conducted in accordance with generally accepted auditing standards. The Borrower shall, however, certify that such statements are true and accurate in all material respects, and the Lender expressly reserves the right to require such a certification by an independent certified public accountant if a Default exists or if the Lender has reason to believe that any previously provided financial or operating statement is misleading in any material respect.

6.22	Estoppel Statements

Upon request by the Lender, the Borrower shall, within ten (10) Business Days of Notice of the request, furnish to the Lender or to whom it may direct, a written statement acknowledging the amount of the Indebtedness and disclosing all known offsets or defenses exist against the Indebtedness. Thereafter, the Borrower shall be estopped from asserting any other offsets or defenses alleged to have arisen and which should have been known to Borrower prior to the date of the statement.

6.23	Prohibition on Certain Distributions

If a Default exists under Subsection 10.1 or under any of Subparagraphs (b), (c), (d), (e) or (f) of Subsection 10.2, the Borrower shall not pay any dividend or make any partnership, trust or other distribution, and shall not make any payment or transfer any property in order to purchase, redeem or retire any interest in its beneficial interests or ownership.

6.24	Use of Loan Proceeds

The Loan proceeds shall be used solely for commercial purposes.

6.25	Prohibition on Cutoff Notices

The Borrower shall not issue any Notice to the Lender to the effect that liens on the Real Property after the date of the Notice will enjoy priority over the lien of this Deed of Trust.

6.26	Prohibited Person Compliance

The Borrower warrants, represents and covenants that neither the Borrower nor any Obligor nor any of their respective affiliated entities is or will be an entity or person (i) that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order 13224 issued on September 24, 2001 (“EO13224”), (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated Nationals and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website,

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http:www.treas.gov/ofac/t11sdn.pdf), (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224, or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in subparts [i] - [iv] above are herein referred to as a “Prohibited Person”). The Borrower covenants and agrees that neither the Borrower, nor any Obligor nor any of their respective affiliated entities will (i) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services to or for the benefit of a Prohibited Person, or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224. The Borrower further covenants and agrees to deliver (from time to time) to the Lender any such certification or other evidence as may be requested by the Lender in its sole and absolute discretion, confirming that (i) neither the Borrower nor any Obligor is a Prohibited Person and (ii) neither the Borrower nor any Obligor has engaged in any business, transaction or dealings with a Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person. Notwithstanding anything contained in the foregoing to the contrary, any representation in this Section as to AmREIT, Inc., is given solely to Borrower’s actual knowledge, and unless otherwise required by law, Borrower shall have no duty to confirm that any shareholder of AmREIT, Inc., is not a Prohibited Person, except with respect to shareholders owning more than a 10% interest in AmREIT, Inc.

7.	INSURANCE REQUIREMENTS

At all times until the Indebtedness is paid in full, the Borrower shall maintain insurance coverage and administer insurance claims in compliance with this Section.

	7.1	Minimum Required Coverages

		(a)	“All Risk” Property Insurance Coverage

The Borrower shall maintain property insurance coverage at least equivalent or superior to the Insurance Services Offices (ISO) “Cause of Loss – Special Form” coverage in an amount not less than one hundred percent (100%) of the replacement cost of all insurable elements of the Real Property and of all tangible Personal Property, with coinsurance waived, or if a coinsurance clause is in effect, with an Agreed Amount endorsement acceptable to the Lender. Coverage shall extend to the Real Property and to all tangible Personal Property.

		(b)	Broad Form Boiler and Machinery/HVAC/Equipment Breakdown

The Borrower shall maintain broad form boiler and machinery coverage, including coverage for resulting loss of income/loss of rents/extra expense if any of the following is located on the Real Property: any boiler or other fired-pressure vessel; any machinery containing pressure; or any machinery generating or transmitting power, including without limitation, centralized HVAC equipment, community water heaters, refrigeration or air conditioning vessels, or pumps.

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(c)	Flood

If the Real Property is located in a special flood hazard area (SFHA, also known as the 100-year floodplain) according to the most current flood insurance rate map (FIRM) issued by the Federal Emergency Management Agency (FEMA) and if flood insurance is available, the Borrower shall maintain flood insurance coverage on all insurable elements of Real Property and of all tangible Personal Property for one hundred percent (100%) of the replacement cost or the maximum amount available under the National Flood Insurance Program (NFIP), and if available the resulting loss of business income/loss of rents/extra expense.

(d)	Windstorm

The Borrower shall maintain windstorm coverage that includes all named windstorms. Windstorm coverage may be provided by a policy separate from the other insurance coverage required in this Section.

(e)	Business Interruption/Time Element Coverage

The Borrower shall maintain a form of business interruption coverage or loss of rents/extra expense for resulting loss of income by a covered peril in the amount of twelve (12) months of one year’s business income from the Property or loss of rents/extra expense.

(f)	Construction-Related Coverage

During the term of the Loan, while construction of any Improvements is in progress, the Borrower shall maintain Builder’s Risk coverage written on an all risk basis, completed value form, with limits reflecting the total completed value of the structure. Coverage shall extend to all property of the Borrower that is to be used during the excavation and preparation of the site of the Improvements, the construction of the Improvements (whether underground or above-ground) or that is intended to be incorporated into the Improvements, whether located on the Real Property, stored off-site or in transit. The Borrower, the Guarantor, and the general contractor (if it is an entity other than the Borrower) shall be named as insured under liability coverage.

(g)	Comprehensive/General Liability (CGL)

The Borrower shall maintain commercial general liability coverage for not less than $1,000,000 combined single limit per occurrence and general aggregate limit of $2,000,000.

(h)	Umbrella/Excess Liability

The Borrower shall maintain umbrella or excess liability coverage in an amount reasonably determined by the Lender, but in no event less than $1,000,000 per occurrence and in the aggregate. Umbrella or excess coverage should follow form to the underlying coverage.

(i)	Elective or Additional Coverages

The Lender may require additional insurance coverages or endorsements reasonably appropriate to the property type and site location and available at commercially reasonable rates. Additional coverages may

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include earthquake, mine subsidence, sinkhole, personal property, supplemental liability, or coverages of other property-specific risks.

7.2	Blanket Coverage

The Borrower may satisfy the requirements of this Section through a so-called “blanket insurance policy” if (a) the policy includes limits by property location and (b) the Lender determines, in the exercise of its sole and absolute discretion, that the amount of such coverage is sufficient in light of the other risks and properties insured under the blanket policy. The Obligation to provide any policy or coverage under this Section may be satisfied by the policy or coverage carried by the tenant under an approved Key Lease, provided such policy or coverage is primary and noncontributing; and further provided that, in the case of such tenant’s property policy, the Borrower is named as an additional named insured or as an additional insured, and the Lender is named as first mortgagee, or, in the case of such tenant’s liability insurance policy, the Borrower and the Lender are named as additional insureds.

7.3	How the Lender Shall Be Named

On all property insurance policies and coverages required under this Section (including coverage against loss of business income, also known as business income/loss of rents/extra expense), the Lender must be named as “first mortgagee” under a standard mortgagee clause and as a “loss payee” under a loss payee endorsement or a Lenders Loss Payable endorsement. On the Builder’s Risk and Commercial General Liability policies, the Lender must be named as an “additional insured.” The Lender shall be referred to verbatim as follows: “Transamerica Financial Life Insurance Company and its successors, assigns, and affiliates; as their interest may appear; c/o AEGON USA Realty Advisors, LLC; Mortgage Loan Dept.; 4333 Edgewood Rd., NE; Cedar Rapids, Iowa 52499-5443.”

7.4	Rating

Each insurance carrier providing insurance required under this Section must have, independently of its parent’s or any reinsurer’s rating, a Best’s Rating of A-, and a Financial Size Rating of X or better, as reported in the most current issue of Best’s Insurance Guide, or as reported by Best on its internet web site.

7.5	Deductible

The maximum deductible on each required coverage or policy is $100,000.

7.6	Notices, Changes and Renewals

All policies must require the insurance carrier to give the Lender a minimum of ten (10) days’ notice in the event of modification, cancellation or termination for nonpayment of premium and a minimum of thirty (30) days’ notice of cancellation or nonrenewal, or as required under state law. Prior to each policy renewal, the Borrower shall report to the Lender all sublimits, margin clauses and other conditions and endorsements that reduce the coverages required in this Section and changes to deductibles for sub-limited coverages, self-insured retentions, fronting arrangements, or other endorsements or conditions that require the Borrower to retain additional risk. The Borrower shall report to the Lender immediately any facts known to the Borrower that may adversely affect the appropriateness or enforceability of any insurance contract, including,

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without limitation, changes in the ownership or occupancy of the Real Property, any hazard to the Real Property and any matters that may give rise to any claim. No fewer than thirty (30) days prior to expiration of any policy required under this Section, the Borrower shall provide either (a) an original or certified copy of the renewed policy, or (b) a certificate of insurance, including an Acord 28 (real property), Acord 27 (personal property) or Acord 25 (liability) certificate, or another document satisfactory to the Lender conferring on the Lender the rights and privileges of mortgagee. If the Borrower meets the foregoing requirement under clause (b), the Borrower shall supply an original or certified copy of the original policy within ninety (90) days. All certificates, documents, and original or certified copies of policies must (i) name the Borrower as a named insured or as an additional insured, (ii) include the complete and accurate property address, (iii) show that the applicable coverage or endorsement is in full force and effect, (iv) convey all of the insured’s rights and privileges under the policy to the mortgagee (Lender), (v) include the Lender as loss payee (for business interruption coverages), and (vi) include the Lender as additional insured (for liability coverages).

7.7	Unearned Premiums

If this Deed of Trust is foreclosed, the Lender may at its discretion cancel any of the insurance policies required under this Section and apply any unearned premiums to the Indebtedness.

7.8	Forced Placement of Insurance

If the Borrower fails to comply with the requirements of this Section, the Lender may, at its discretion, procure any required insurance. Any premiums paid for such insurance, or the allocable portion of any premium paid by the Lender under a blanket policy for such insurance, shall be a demand obligation under this Deed of Trust, and any unearned premiums under such insurance shall comprise Insurance Proceeds and therefore a portion of the Property.

7.9	Insurance Disclosure Notice

TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE: (A) BORROWER IS REQUIRED TO (i) KEEP THE PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT SPECIFIED HEREIN; (ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER OR OTHERWISE AS PROVIDED HEREIN; AND (iii) NAME LENDER AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS AS PROVIDED HEREIN; (B) SUBJECT TO THE PROVISIONS HEREOF, BORROWER MUST, IF REQUIRED BY LENDER, DELIVER TO LENDER A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF INSURANCE PREMIUMS; AND (C) SUBJECT TO THE PROVISIONS HEREOF, IF BORROWER FAILS TO MEET ANY REQUIREMENT LISTED IN THE FOREGOING SUBPARTS (A) OR (B), LENDER MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF BORROWER AT BORROWER’S EXPENSE.

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8.	INSURANCE AND CONDEMNATION PROCEEDS

	8.1	Provisions of APproved Key Leases to Govern

The Lender agrees to permit the use of Insurance Proceeds and Condemnation Proceeds by the Borrower to meet its obligations as landlord under any Key Lease approved by the Lender at the time of the origination of the Loan or during the Loan term to effect the Restoration of the premises, provided (a) no Default exists, (b) the Lender may hold the Insurance Proceeds or Condemnation Proceeds and condition their disbursement as described in Subsections 8.6 and 8.8, and (c) the tenant under the related Key Lease confirms to the Lender in writing that it is committed to pay full Rent following the completion of the Restoration. The remaining provisions of this Section shall apply to the extent that they are consistent with the terms of the approved Key Lease.

	8.2	Adjustment and Compromise of Claims and Awards

The Borrower may settle any insurance claim or condemnation proceeding if the effect of the casualty or the condemnation may be remedied for $60,000 or less. If a greater sum is required, the Borrower may not settle any such claim or proceeding without the advance written consent of the Lender. If a Default exists, the Borrower may not settle any insurance claim or condemnation proceeding without the advance written consent of the Lender.

	8.3	Direct Payment to the Lender of Proceeds

If the Insurance Proceeds received in connection with a casualty or the Condemnation Proceeds received in respect of a condemnation exceed $700,000, or if there is a Default, then such proceeds shall be paid directly to the Lender. The Lender shall have the right to endorse instruments which evidence proceeds that it is entitled to receive directly.

	8.4	Availability to the Borrower of Proceeds

Insurance Proceeds and Condemnation Proceeds shall be paid to the Lender for use in accordance with Subsection 8.5, unless the amount received is less than $700,000, in which case the Borrower shall have the right to use the Insurance Proceeds and Condemnation Proceeds to carry out the Restoration of the Real Property, subject to the conditions set forth in Subsections 8.6, 8.7, and 8.8.

If the amount received in respect of a casualty or condemnation equals or exceeds $700,000, and if the Loan-to-Value ratio of the Property on completion will be sixty-five percent (65%) or less, as determined by the Lender in its discretion based on its estimate of the market value of the Real Property, the Lender shall receive such Insurance Proceeds or Condemnation Proceeds directly and hold them in a fund for Restoration subject to the conditions set forth in Subsections 8.6, 8.7, and 8.8 of this Section. If the Lender’s estimate of the market value of the Real Property implies a Loan-to-Value ratio of over 65%, and the Borrower disagrees with the Lender’s estimate, the Borrower may require that the Lender engage an independent appraiser (the “Fee Appraiser”) to prepare and submit to AEGON a full narrative appraisal report estimating the market value of the Real Property. The Fee Appraiser shall be certified in Texas and shall be a member of a national appraisal organization that has adopted the Uniform Standards of Professional Appraisal Practice (USPAP) established by the Appraisal Standards Board of the Appraisal Foundation. The Fee Appraiser

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will be required to use assumptions and limiting conditions established by the Lender prior to the funding of the Loan and to prepare the appraisal in conformity with the Lender’s Appraisal Guidelines. For purposes of this Section, the independent appraiser’s value conclusion shall be binding on both the Lender and the Borrower. The Borrower shall have the right to make a prepayment of the Loan, without premium, sufficient to achieve this Loan-to-Value ratio. The independent fee appraisal shall be at the Borrower’s expense, and the Borrower shall pay to the Lender an administrative fee of $2,500 in connection with its review. The Lender may require that the Borrower deposit $10,000 with the Lender as security for these expenses or may pay the Fee Appraiser’s and administrative fees from the proceeds at its sole discretion.

8.5	Lender’s Use of Proceeds

Unless the Borrower has the right to use the Insurance Proceeds or the Condemnation Proceeds under the foregoing paragraphs, the Lender may, in its sole and absolute discretion, either apply them to the Loan balance or disburse them for the purposes of repair and reconstruction, or to remedy the effects of the condemnation. No prepayment premium will be charged on Insurance Proceeds or Condemnation Proceeds applied to reduce the principal balance of the Loan.

8.6	Conditions to Availability of Proceeds

The Lender shall have no obligation to release Insurance Proceeds or Condemnation Proceeds to the Borrower, and may hold such amounts as additional security for the Loan, if (a) a Default exists, (b) the Lender has delivered to the Borrower Notice of any act, omission or circumstance that will, if uncured, become a Default, and the required cure has not been effected or (c) if the Insurance Proceeds or Condemnation Proceeds received by the Lender and any other funds deposited by the Borrower with the Lender are insufficient, as determined by the Lender in its reasonable discretion, to complete the Restoration. If a Default exists, the Lender may at its sole and absolute discretion apply such Insurance Proceeds and Condemnation Proceeds to the full or partial cure of the Default.

8.7	Gross Up of Restoration Fund; Permitted Mezzanine Financing

If the Lender determines that the Insurance Proceeds or Condemnation Proceeds received in respect of a casualty or a condemnation, as the case may be, would be insufficient to permit the Borrower to effect the Restoration, then the Borrower shall deposit in the Restoration Fund such additional funds as the Lender determines are necessary to effect the Restoration. The Lender agrees to permit the Borrower to secure mezzanine financing in order to meet its obligation under this Subsection. The mezzanine loan may be secured by a pledge of interests in the Borrower, subject to an inter-creditor agreement on market terms for securitized loans.

8.8	Draw Requirements

If the amount of Insurance Proceeds or Condemnation Proceeds exceed $700,000, the Borrower’s right to receive Insurance Proceeds and Condemnation Proceeds held by the Lender under this Section shall be conditioned on the Lender’s approval of plans and specifications for the Restoration. Each draw, except the last, shall be in the minimum amount of $50,000. Draw requests shall be accompanied by customary evidence of construction completion, and by

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endorsements to the Lender’s mortgagee title insurance coverage insuring the absence of construction, mechanics’ or materialmen’s liens. Draws based on partial completion of the Restoration shall be subject to a ten percent (10%) holdback. All transactional expenses shall be paid by the Borrower.

9.	ESCROW FUND

The Borrower shall pay the Monthly Escrow Payment on the first (1st) day of every month, commencing with the month in which the first regular payment of principal and interest is due. The Lender shall hold Monthly Escrow Payments in a non-interest-bearing fund from which the Lender will pay on a timely basis those Escrow Expenses that the Lender has anticipated will become payable on a regular basis during the Loan’s term, and on which the Lender has based its determination of the Monthly Imposition Requirement, the Monthly Insurance Premium Requirement and the Monthly Reserve Requirement. The Escrow Fund will be maintained as an accounting entry in the Lender’s general account, where it may be commingled with the Lender’s other funds. The Lender may reanalyze the projected Escrow Expenses from time to time and shall advise the Borrower of any change in the amount of the Monthly Escrow Payment. Upon the foreclosure of this Deed of Trust, the delivery of a deed in lieu of foreclosure, or the payoff of the Loan, the Lender shall apply amounts in the Escrow Fund, net of accrued Escrow Expenses, to the Indebtedness. The Lender shall remit any amounts in excess of the Indebtedness to the Borrower.

10.	DEFAULT

	10.1	Payment Defaults

A “Default” shall exist without Notice upon the occurrence of any of the following events:

(a) Scheduled Payments

Subject to the terms of the Note, Borrower’s failure to pay, or to cause to be paid, (i) any regular monthly payment of principal and interest under the Note, together with any required Monthly Escrow Payment, on or before the tenth (10th) day of the month in which it is due or (ii) any other scheduled payment under the Note, this Deed of Trust or any other Loan Document.

(b) Payment at Maturity

The Borrower’s failure to pay, or to cause to be paid, the Indebtedness when the Loan matures by acceleration under Section 16, because of a transfer or encumbrance under Section 13, or by lapse of time.

(c) Demand Obligations

The Borrower’s failure to pay, or to cause to be paid, within five (5) Business Days of the Lender’s demand, any other amount required under the Note, this Deed of Trust or any of the other Loan Documents.

	10.2	Incurable Non-Monetary Default

A Default shall exist upon any of the following (each of which is an “Incurable Non-Monetary Default”):

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	(a)	Material Untruth or Misrepresentation

The Lender’s discovery that any representation made by the Borrower in any Loan Document was materially untrue or misleading when made, if the misrepresentation either was intentional or is not capable of being cured as described in Subsection 10.3(a) below.

	(b)	Due on Sale or Encumbrance

The occurrence of any sale, conveyance, transfer or vesting that would result in the Loan becoming immediately due and payable at the Lender’s option under Section 13.

	(c)	Voluntary Bankruptcy Filing

The filing by the Borrower of a petition in bankruptcy or for relief from creditors under any present or future law that affords general protection from creditors.

	(d)	Insolvency

The failure of the Borrower generally to pay its debts as they become due, its admission in writing to an inability so to pay its debts, the making by the Borrower of a general assignment for the benefit of creditors, or a judicial determination that the Borrower is insolvent.

	(e)	Receivership

The appointment of a receiver or trustee to take possession of any of the assets of the Borrower.

	(f)	Levy or Attachment

The taking or seizure of any material portion of the Property under levy of execution or attachment.

	(g)	Lien

The filing against the Real Property of any lien or claim of lien for the performance of work or the supply of materials, or the filing of any federal, state or local tax lien against the Borrower, or against the Real Property, unless the Borrower promptly complies with Section 12 of this Deed of Trust.

	(h)	Defaults under other Loan Documents

The existence of any default under any other Loan Document, provided any required Notice of such default has been given and any applicable cure period has expired.

	(i)	Dissolution or Liquidation

The Borrower shall initiate or suffer the commencement of a proceeding for its dissolution or liquidation, and such proceeding shall not be dismissed within ninety (90) days, or the Borrower shall cease to exist as a legal entity (unless resulting in a Permitted Transfer).

10.3	Curable Non-Monetary Default

A Default shall exist, following the cure periods specified below, under the following circumstances:

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(a)	Unintentional Misrepresentations that are Capable of Being Cured

A “Default” shall exist, with Notice, if the Lender discovers that the Borrower has unintentionally made any material misrepresentation that is capable of being cured, unless the Borrower promptly commences and diligently pursues a cure of the misrepresentation approved by the Lender, and completes the cure within sixty (60) days. Any such cure shall place the Lender in the risk position that would have existed had the false representation been true when made. If the Borrower has relied in full or in part on representations from, or on information furnished by, the seller of the Real Property as described in the last sentence of Section 5.23, and the representation is capable of being cured as described above, the misrepresentation shall be considered curable for purposes of this paragraph.

(b)	Involuntary Bankruptcy or Similar Filing

The Borrower becomes the subject of any petition or action seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief, or that may result in a composition of its debts, provide for the marshaling of the Borrower’s assets for the satisfaction of its debts, or result in the judicially ordered sale of the Borrower’s assets for the purpose of satisfying its obligations to creditors, unless a motion for the dismissal of the petition or other action is filed within twenty (20) days and results in its dismissal within ninety (90) days of the filing of the petition or other action.

(c)	Entry of a Material Judgment

Any judgment is entered against the Borrower or any other Obligor, and the judgment may materially and adversely affect the value, use or operation of the Real Property, unless the judgment is satisfied within twenty (20) Days.

(d)	Failure to provide Financial and Property Reports

If the Borrower or the Carveout Obligor fails to provide the financial and property reports required under this Deed of Trust or the Carveout Guarantee and Indemnity, as the case may be, before the applicable deadline, unless such failure within thirty (30) days after such notice

(e)	Other Defaults

The Borrower fails to observe any promise or covenant made in this Deed of Trust, unless the failure results in a Default described elsewhere in this Section 13, provided the Lender delivers written Notice to the Borrower of the existence of such an act, omission or circumstance, and that such an act, omission or circumstance shall constitute a Default under the Loan Documents unless the Borrower promptly initiates an effort to cure the potential Default, pursues the cure diligently and continuously, and succeeds in effecting the cure within one hundred twenty (120) days of its receipt of Notice. The Lender shall afford the Borrower an additional period of one hundred twenty (120) days in cases where construction or repair is needed to cure the potential Default, and the cure cannot be completed within the first one hundred twenty (120)

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day cure period. During the cure period, the Borrower has the obligation to provide on demand satisfactory documentation of its effort to cure, and, upon completion, evidence that the cure has been achieved. All notice and cure periods provided in this Deed of Trust shall run concurrently with any notice or cure periods provided by law and in any of the other Loan Documents.

11.	RIGHT TO CURE

The Lender shall have the right to cure any Default. The expenses of doing so shall be part of the Indebtedness, and the Borrower shall pay them to the Lender on demand.

12.	CONTEST RIGHTS

The Borrower may secure the right to contest Impositions and construction, mechanics’ or materialmen’s liens, through appropriate proceedings conducted in good faith, by either (A) depositing with the Lender an amount equal to one hundred twenty five percent (125%) of the amount of the Imposition or the lien, or (B) obtaining and maintaining in effect a bond issued by a surety acceptable to the Lender, in an amount equal to the greater of (i) the amount of a required deposit under clause (A) above and (ii) the amount required by the surety or by the court in order to obtain a court order staying the foreclosure of the lien pending resolution of the dispute, and releasing the lien of record. The proceeds of such a bond must be payable directly to the Lender. The surety issuing such a bond must be acceptable to the Lender in its sole discretion. After such a deposit is made or bond issued, the Borrower shall promptly commence the contest of the lien and continuously pursue that contest in good faith and with reasonable diligence. If the contest of the related Imposition or lien is unsuccessful, any deposits or bond proceeds shall be used to pay the Imposition or to satisfy the obligation from which the lien has arisen. Any surplus shall be refunded to the Borrower.

13.	DUE ON TRANSFER OR ENCUMBRANCE

Upon the sale or transfer of any portion of the Real Property or any other conveyance, transfer or vesting of any direct or indirect interest in the Borrower or the Property, including (i) the direct or indirect transfer of, or the granting of a security interest in, the ownership of the Borrower or the voting rights in the Borrower, (ii) any encumbrance (other than a Permitted Encumbrance) of the Real Property (unless the Borrower contests the encumbrance in compliance with Section 12) and (iii) the lease, license or granting of any security interest in the Personal Property, the Indebtedness shall, at the Lender’s option, become immediately due and payable upon Notice to the Borrower, unless the sale, conveyance, transfer or vesting is a Permitted Transfer or is permitted by Section 8.7. Notwithstanding the foregoing, the issuance or transfer of equity securities of AmREIT, Inc., or the issuance or transfer of securities that are convertible into equity securities of AmREIT, Inc., that in either case may be lawfully traded in public securities markets shall be deemed not to be a transfer of an indirect interest in the Borrower.

14.	DUE ON SALE EXCEPTIONS

The following transfers and encumbrances shall constitute Permitted Transfers:

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14.1	Permitted Transfer to an Approved Purchaser

The Borrower shall have the right, on one occasion during the term of the Loan, to sell or transfer the Property in a transaction approved by the Lender. The Lender agrees that such a transfer shall be a Permitted Transfer if the following conditions are satisfied:

	(a)	No Default

No Default shall exist, and no act, omission or circumstance shall exist which, if uncured following Notice and the passage of time, would become a Default.

	(b)	Request and Supporting Materials

The Lender shall receive a written request for its approval at least ninety (90) days before the proposed transfer. The request shall specify the identity of the proposed transferee and the purchase price and other terms of the transaction, shall include a copy of the proposed contract of sale, and shall be accompanied by the financial statements, tax returns, and organizational documents of the proposed transferee and its principals.

	(c)	Criteria to be Considered

The ownership structure, financial strength, credit history and demonstrated property management expertise of the proposed transferee and its principals shall be satisfactory to the Lender in its sole discretion. The Lender expressly reserves the right to withhold its approval of the proposed transfer if the proposed transferee or any of its principals is or has been the subject of any bankruptcy, insolvency, or similar proceeding.

	(d)	Assumption Agreement

Under the terms of the proposed transfer, the proposed transferee shall assume the Loan, without modification, under the terms of an assumption agreement and additional documentation satisfactory to the Lender in form and substance. Under the assumption agreement, the transferee shall provide a representation as to the purchase price paid for the Real Property.

	(e)	Liability for Carveout Obligations

Under the terms of the assumption agreement and additional documentation, liability for Carveout Obligations arising both before and after the date of the transfer and assumption shall be retained or assumed by the parties satisfactory to the Lender. Notwithstanding the foregoing, Borrower and Carveout Obligor shall be released from liability for Carveout Obligations arising on or after the date of the transfer and assumption; provided that in any action to enforce the liability of Borrower and/or Carveout Obligor for Carveout Obligations, Borrower and/or Carveout Obligor shall have the burden of proving when the Carveout Obligations in question arose.

	(f)	Title Insurance Endorsement

The Borrower shall agree to provide an endorsement to the Lender’s mortgagee title insurance policy, insuring the continued validity and priority of this Deed of Trust following the assumption.

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		(g)	Assumption Fee

The Lender shall receive an assumption fee of one percent (1%) of the outstanding balance of the Loan , and the Borrower shall agree to reimburse the Lender’s out-of-pocket expenses incurred in connection with the proposed transfer, including title updates and endorsement charges, recording fees, any applicable taxes and attorneys’ fees, regardless of whether the transfer is consummated.

	14.2	Permitted Transfers of Certain Passive Interests

Any transfer of direct or indirect interests in the Borrower that meets the requirements of this Sub-section (a “Qualified Passive Interest Transfer”) shall be a Permitted Transfer, and no transfer fee, assumption fee, processing fee or document review fee shall be charged in connection with the transfer. The requirements are the following:

		(a)	Notice

The Borrower shall deliver advance notice of the proposed transfer, together with evidence reasonably satisfactory to the Lender that the proposed transfer would meet the requirements of this Section. Such evidence shall include a narrative description and detailed pre- and post-transfer organizational charts of the Borrower.

		(b)	Absence of Default

No Default shall exist at the time of the transfer.

		(c)	Absence of Violation

The proposed transfer shall not result in any violation of the covenants of the Loan Documents relating to the management of the Real Property and Legal Control of the Borrower.

		(d)	Legal Control

The Carveout Obligor shall exercise Legal Control of the Borrower after the transfer.

	14.3	Transaction Costs

The Borrower shall pay all out-of-pocket expenses incurred by the Lender in the review and processing of a proposed or completed Permitted Transfer regardless of whether the Permitted Transfer is carried out.

15.	NOTICE OF ASSIGNMENT OF LEASES AND RENTS

Under the Assignment of Leases and Rents, the Borrower has assigned to the Lender, and to its successors and assigns, all of the Borrower’s right and title to, and interest in, the Leases, including all rights under the Leases and all benefits to be derived from them. The rights assigned include all authority of the Borrower to modify or terminate Leases, or to exercise any remedies, and the benefits assigned include all Rents. This assignment is present, but under the terms of the Assignment of Leases and Rents, the Lender has granted the Borrower a conditional license to collect and use the Rents, and to exercise the rights assigned, in a manner consistent with the Obligations, all as more particularly set forth in the Assignment of Leases and Rents. The Lender may, however, terminate the

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license by written Notice to the Borrower or a tenant under a Lease on certain conditions set forth in the Assignment of Leases and Rents.

16.	ACCELERATION

If a Default exists, the Lender may, at its option, declare the unpaid principal balance of the Note to be immediately due and payable, together with all accrued interest on the Indebtedness, all costs of collection (including reasonable attorneys’ fees and expenses) and all other charges due and payable by the Borrower under the Note or any other Loan Document. If the subject Default has arisen from a failure by the Borrower to make a regular monthly payment of principal and interest, the Lender shall not accelerate the Indebtedness unless the Lender shall have given the Borrower a cure period of at least three (3) Business Days following Notice of its intent to do so.

If the subject Default is curable and non-monetary in nature, the Lender shall exercise its option to accelerate only by giving Notice of acceleration to the Borrower. The Lender shall not give any such Notice of acceleration until (a) the Borrower has been given any required Notice of the prospective Default and (b) any applicable cure period has expired.

Except as expressly described in this Section, no notice of acceleration shall be required in order for the Lender to exercise its option to accelerate the Indebtedness in the event of Default.

17.	RIGHTS OF ENTRY AND TO OPERATE

	17.1	Entry on Real Property

If a Default exists, the Lender may, to the extent permitted by law, enter upon the Real Property and take exclusive possession of the Real Property and of all books, records and accounts, all without Notice and without being guilty of trespass, but subject to the rights of tenants in possession under the Leases. If the Borrower remains in possession of all or any part of the Property after Default and without the Lender’s prior written consent, the Lender may, without Notice to the Borrower, invoke any and all legal remedies to dispossess the Borrower, including specifically one or more actions for forcible entry and detainer, trespass to try title and writ of restitution.

	17.2	Operation of Real Property

Following Default, the Lender may, subject to applicable law, hold, lease, manage, operate or otherwise use or permit the use of the Real Property, either itself or by other persons, firms or entities, in such manner, for such time and upon such other terms as the Lender may deem to be prudent under the circumstances (making such repairs, alterations, additions and improvements thereto and taking any and all other action with reference thereto, from time to time, as the Lender deems prudent), and apply all Rents and other amounts collected by the Lender in accordance with the provisions of the Assignment of Leases and Rents.

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18.	RECEIVERSHIP

Following Default, the Lender may apply to a court of competent jurisdiction for the appointment of a receiver of the Property, ex parte without Notice to the Borrower, whether or not the value of the Property exceeds the Indebtedness, whether or not waste or deterioration of the Real Property has occurred, and whether or not other arguments based on equity would justify the appointment. The Borrower irrevocably, with knowledge and for valuable consideration, consents to such an appointment. Any such receiver shall have all the rights and powers customarily given to receivers in Texas, including the rights and powers granted to the Lender by this Deed of Trust, the power to maintain, lease, operate, market and sell the Real Property on terms approved by the court, and the power to collect the Rents and apply them to the Indebtedness or otherwise as the court may direct. Once appointed, a receiver may at the Lender’s option remain in place until the Indebtedness has been paid in full.

19.	FORECLOSURE; POWER OF SALE

	19.1	Availability of Remedies

Upon Default, the Lender may immediately proceed to foreclose the lien of this Deed of Trust, against all or part of the Property, or to sell the Property, by judicial or nonjudicial foreclosure in accordance with the laws of Texas and may pursue any other remedy available to commercial mortgage lenders under the laws of Texas.

	19.2	Public Sale

Trustee is hereby authorized and empowered, and it shall be Trustee’s special duty, upon such request of Lender, to sell the Property, or any part thereof, at public auction to the highest bidder for cash, with or without having taken possession of same. Any such sale (including notice thereof) shall comply with the applicable requirements, at the time of the sale, of Section 51.002 of the Texas Property Code or, if and to the extent such statute is not then in force, with the applicable requirements, at the time of the sale, of the successor statute or statutes, if any, governing sales of Texas real property under powers of sale conferred by deeds of trust. If there is no statute in force at the time of the sale governing sales of Texas real property under powers of sale conferred by deeds of trust, such sale shall comply with applicable law, at the time of the sale, governing sales of Texas real property under powers of sale conferred by deeds of trust.

	19.3	Right to Require Proof of Financial Ability and/or Cash Bid

At any time during the bidding, the Trustee may require a bidding party (A) to disclose its full name, state and city of residence, occupation, and specific business office location, and the name and address of the principal the bidding party is representing (if applicable), and (B) to demonstrate reasonable evidence of the bidding party’s financial ability (or, if applicable, the financial ability of the principal of such bidding party), as a condition to the bidding party submitting bids at the foreclosure sale. If any such bidding party (the “Questioned Bidder”) declines to comply with the Trustee’s requirement in this regard, or if such Questioned Bidder does respond but the Trustee, in Trustee’s sole and absolute discretion, deems the information or the evidence of the financial ability of the Questioned Bidder (or, if applicable, the principal of such

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bidding party) to be inadequate, then the Trustee may continue the bidding with reservation; and in such event (1) the Trustee shall be authorized to caution the Questioned Bidder concerning the legal obligations to be incurred in submitting bids, and (2) if the Questioned Bidder is not the highest bidder at the sale, or if having been the highest bidder the Questioned Bidder fails to deliver the cash purchase price payment promptly to the Trustee, all bids by the Questioned Bidder shall be null and void. The Trustee may, in Trustee’s sole and absolute discretion, determine that a credit bid may be in the best interest of the Borrower and Lender, and elect to sell the Property for credit or for a combination of cash and credit; provided, however, that the Trustee shall have no obligation to accept any bid except an all cash bid. In the event the Trustee requires a cash bid and cash is not delivered within a reasonable time after conclusion of the bidding process, as specified by the Trustee, but in no event later than 3:45 p.m. local time on the day of sale, then said contingent sale shall be null and void, the bidding process may be recommenced, and any subsequent bids or sale shall be made as if no prior bids were made or accepted.

19.4	Sale Subject to Unmatured Indebtedness

In addition to the rights and powers of sale granted under the preceding provisions of this subsection, if default is made in the payment of any installment of the Indebtedness, Lender may, at Lender’s option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Indebtedness to be due and payable, orally or in writing direct Trustee to enforce this trust and to sell the Property subject to such unmatured Indebtedness and to the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of such unmatured Indebtedness, in the same manner, all as provided in the preceding provisions of this subsection. Sales made without maturing the Indebtedness may be made hereunder whenever there is a default in the payment of any installment of the Indebtedness, without exhausting the power of sale granted hereby, and without affecting in any way the power of sale granted under this subsection, the unmatured balance of the Indebtedness or the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of the Indebtedness.

19.5	Partial Foreclosure

Sale of a part of the Property shall not exhaust the power of sale, but sales may be made from time to time until the Indebtedness is paid and the Obligations are performed and discharged in full. It is intended by each of the foregoing provisions of this subsection that Trustee may, after any request or direction by Lender, sell not only the Land and the Improvements, but also the Fixtures and Personal Property and other interests constituting a part of the Property or any part thereof, along with the Land and the Improvements or any part thereof, as a unit and as a part of a single sale, or may sell at any time or from time to time any part or parts of the Property separately from the remainder of the Property. It shall not be necessary to have present or to exhibit at any sale any of the Property.

19.6	Trustee’s Deeds

After any sale under this subsection, Trustee shall make good and sufficient deeds, assignments, and other conveyances to the purchaser or purchasers thereunder in the name of Borrower, conveying the Property or any part thereof

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so sold to the purchaser or purchasers with general warranty of title by Borrower. It is agreed that in any deeds, assignments or other conveyances given by Trustee, any and all statements of fact or other recitals therein made as to the identity of Lender, the occurrence or existence of any Default, the notice of intention to accelerate, or acceleration of, the maturity of the Indebtedness, the request to sell, notice of sale, time, place, terms and manner of sale, and receipt, distribution, and application of the money realized therefrom, the due and proper appointment of a substitute trustee, and without being limited by the foregoing, any other act or thing having been duly done by or on behalf of Lender or by or on behalf of Trustee, shall be taken by all courts of law and equity as prima facie evidence that such statements or recitals state true, correct, and complete facts and are without further question to be so accepted, and Borrower does hereby ratify and confirm any and all acts that Trustee may lawfully do in the premises by virtue hereof.

19.7	Waiver of Deficiency Statute

In the event of an interest in any of the Property is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Borrower agrees as follows. Notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent permitted by law, Borrower agrees that Lender shall be entitled to seek a deficiency judgment from Borrower and any other party obligated on the indebtedness secured hereby equal to the difference between the amount owing on the indebtedness secured hereby and the amount for which the Property was sold pursuant to judicial or nonjudicial foreclosure sale, but not for an amount in excess of the Carveout Obligations. Borrower expressly recognizes that this section constitutes a waiver of the above-cited provisions of the Texas Property Code which would otherwise permit Borrower and other persons against whom recovery of deficiencies is sought or Obligor independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Borrower further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Property for purposes of calculating deficiencies owed by Borrower, Obligor and others against whom recovery of a deficiency is sought. Alternatively, in the event the waiver provided for above is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact’s determination of the fair market value of the Property as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as amended from time to time): (i) the Property shall be valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Property will be repaired or improved in any manner before a resale of the Property after foreclosure; (ii) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Property for cash promptly (but no later than twelve (12) months following the foreclosure sale; (iii) all reasonable closing costs customarily borne by the seller in commercial real estate transactions should be deducted from the gross fair market value of the Property, including, without limitation, brokerage commissions, title insurance, a survey of the Property, tax prorations, attorneys’

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fees, and marketing costs; (iv) the gross fair market value of the Property shall be further discounted to account for any estimated holding costs associated with maintaining the Property pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the fair market value of the Property must be given by persons having at least five (5) years experience in appraising property similar to the Property and who have conducted and prepared a complete written appraisal of the Property taking into consideration the factors set forth above.

20.	WAIVERS

To the maximum extent permitted by law, the Borrower irrevocably and unconditionally WAIVES and RELEASES any present or future rights (a) of reinstatement or redemption (b) that may exempt the Property from any civil process, (c) to appraisal or valuation of the Property, (d) to extension of time for payment, (e) that may subject the Lender’s exercise of its remedies to the administration of any decedent’s estate or to any partition or liquidation action, (f) to any homestead and exemption rights provided by the Constitution and laws of the United States and of Texas, (g) to notice of acceleration or notice of intent to accelerate (other than as expressly stated herein), and (h) that in any way would delay or defeat the right of the Lender to cause the sale of the Real Property for the purpose of satisfying the Indebtedness. The Borrower agrees that the price paid at a lawful foreclosure sale, whether by the Lender or by a third party, and whether paid through cancellation of all or a portion of the Indebtedness or in cash, shall conclusively establish the value of the Real Property.

BORROWER expressly WAIVES and RELINQUISHES any right or remedy which it may have or be able to assert by reason of the provisions of Chapter 34 of the Business and Commerce Code of the State of Texas pertaining to the rights and remedies of sureties. To the maximum extent permitted by applicable law, BORROWER hereby WAIVES and RELEASES all rights, remedies, claims and defenses based upon or related to Sections 51.003, 51.004 and 51.005 of the Property Code of the State of Texas to the extent the same pertain or may pertain to any enforcement of this Deed of Trust.

The foregoing waivers shall apply to and bind any party assuming the Obligations of the Borrower under this Deed of Trust.

21.	EXCULPATION CLAUSE AND CARVEOUT OBLIGATIONS

The Lender agrees that it shall not seek to enforce any monetary judgment with respect to any Obligation against the Borrower except through recourse to the Property, unless the Obligation from which the judgment arises is a Carveout Obligation. The Carveout Obligations include (a) the obligation to repay any portion of the Indebtedness that arises because the Lender has advanced funds or incurred expenses in respect of any of the “Carveouts” (as defined below), (b) the obligation to repay the entire Indebtedness, if the Lender’s exculpation of the Borrower from personal liability under this Section has become void as set forth below, (c) the obligation to indemnify the Lender in respect of its actual damages suffered in connection with a Carveout, and (d) the obligation to defend and hold the Lender harmless from and against any claims, judgments, causes of action or proceedings arising from a Carveout. The Carveouts are:

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(a)	Fraud or material written misrepresentation.

(b)

Waste of the Property (which shall include damage, destruction or disrepair of the Real Property caused by a willful act or grossly negligent omission of the Borrower, but shall exclude ordinary wear and tear in the absence of gross negligence).

(c)	Misappropriation of tenant security deposits (including proceeds of tenant letters of credit), Insurance Proceeds or Condemnation Proceeds.

(d)

Failure to turn over to the Lender all tenant security deposits and tenant letters of credit required to be held by the Borrower under the terms of the Leases on or prior to the date on which the Lender receives title to the Real Property following the foreclosure of its lien or by delivery of the deed in lieu of foreclosure.

(e)

Failure to pay property taxes, assessments or other lienable Impositions to the taxing authority prior to their due date or to the Lender to the extent such impositions have accrued on the date the Lender receives title to the Real Property following the foreclosure of its lien or by delivery of the deed in lieu of foreclosure.

(f)

Failure to maintain insurance coverage in accordance with the Loan Documents, provided that any coverage furnished by a Key Tenant (or any other Person) will not impair, alter or diminish the insurance requirements under the Loan Documents and will not modify this subpart (f), or failure to pay insurance proceeds to the Lender in accordance with the Loan Documents, even if a Key Lease provides otherwise.

(g)	The cost to the Lender of the forced placement of insurance, as permitted under the Loan Documents.

(h)	Failure to pay to the Lender all Termination Payments that are required to be paid to Lender pursuant to the Loan Documents.

(i)	Failure to pay to the Lender all Rents, income and profits, net of reasonable and customary operating expenses, received in respect of a period when the Loan is in Default.

(j)	The reasonable out-of-pocket expenses of enforcing the Loan Documents following Default, not including expenses incurred after the Lender has received a Qualified Offer.

(k)	Executing, terminating or amending a Lease in violation of the Loan Documents.

(l)	Any liability of the Borrower under the Environmental Indemnity Agreement.

(m)

Loss or damage suffered by the Lender as a result of: (i) Lender’s inability to perform an obligation under a Lease without breaching the Lease, or its inability to exercise a right under a Lease, in either case to the extent resulting from any reference made by the Lease to the “Shopping Center” to the extent “Shopping Center” includes the Leasehold Shopping Center Parcel; (ii) the exercise by a tenant of a right under a Lease that the tenant would have been unable to exercise but for any reference made by the Lease to the “Shopping Center” to the extent

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“Shopping Center” includes the Leasehold Shopping Center Parcel, or (iii) the performance by Lender of an obligation under a Lease that the Lender would not have been required to perform, but for any reference made by the Lease to the “Shopping Center” to the extent “Shopping Center” includes the Leasehold Shopping Center Parcel.

The Lender’s exculpation of the Borrower from personal liability for the repayment of the Indebtedness evidenced by this Note shall be void without Notice if the Borrower (A) voluntarily grants a lien on the Property in violation of the Deed of Trust, or (B) files a voluntary petition for reorganization under Title 11 of the United States Code (or under any other present or future law, domestic or foreign, relating to bankruptcy, insolvency, reorganization proceedings or otherwise similarly affecting the rights of creditors), and has not made a Qualified Offer prior to the filing. After the Lender accepts a Qualified Offer, default by the Borrower in fulfilling the terms of the accepted offer shall trigger personal liability for the entire Indebtedness.

22.	SECURITY AGREEMENT AND FIXTURE FILING

	22.1	Definitions

“Accounts” shall have the definition assigned in the UCC.

“Bank” shall have the definition assigned in the UCC.

“Chattel Paper” shall have the definition assigned in the UCC.

“Deposit Account” shall have the definition assigned in the UCC.

“Document” shall have the definition assigned in the UCC.

“Equipment” shall have the definition assigned in the UCC.

“Financing Statements” shall have the definition assigned in the UCC.

“General Intangibles” shall have the definition assigned in the UCC.

“Goods” shall have the definition assigned in the UCC. “Goods” include all detached Fixtures, items of Personal Property that may become Fixtures, property management files, accounting books and records, reports of consultants relating to the Real Property, site plans, test borings, environmental or geotechnical surveys, samples and test results, blueprints, construction and shop drawings, and plans and specifications.

“Instrument” shall have the definition assigned in the UCC.

“Investment Property” shall have the definition assigned in the UCC.

“Letter of Credit” shall have the definition assigned in the UCC.

“Letter of Credit Rights” shall have the definition assigned in the UCC.

“Money Collateral” means all money received in respect of Rents.

“Personal Property” means Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, General Intangible Collateral, Goods, Instruments, Investment Property, Letter of Credit Rights, Letters of Credit, and Money Collateral, all as now owned or hereafter acquired by the Borrower.

“Proceeds” shall have the definition assigned in the UCC.

“UCC” means the Uniform Commercial Code as adopted in Texas.

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22.2	Creation of Security Interest

This Deed of Trust shall be self-operative and shall constitute a security agreement pursuant to the provisions of the UCC with respect to the Personal Property. The Borrower, as debtor, hereby grants the Lender, as secured party, for the purpose of securing the Indebtedness, a security interest in the Borrower’s interest in all Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment Collateral, General Intangibles, Goods, Instruments, Investment Property, Letter of Credit Rights, Letter of Credit, and money, in the accessions, additions, replacements, substitutions and Proceeds of any of the foregoing items of collateral arising from or relating to the Real Property. Upon Default, the Lender shall have the rights and remedies of a secured party under the UCC as well as all other rights and remedies available at law or in equity, and, at the Lender’s option, the Lender may also invoke the remedies provided elsewhere in this Deed of Trust as to such Property. The Borrower and the Lender agree that the rights granted to the Lender as secured party under this Section 22 are in addition to rather than a limitation on any of the Lender’s other rights under this Deed of Trust with respect to the Property.

22.3	Filing Authorization

The Borrower irrevocably authorizes the Lender to file, in the appropriate locations for filings of UCC financing statements in any jurisdictions as the Lender in good faith deems appropriate, such financing statements and amendments as the Lender may require in order to perfect or continue this security interest, or in order to prevent any filed financing statement from becoming misleading or from losing its perfected status.

22.4	Additional Searches and Documentation

The Borrower shall provide to the Lender upon request, certified copies of any searches of UCC records deemed necessary or appropriate by the Lender to confirm the first-priority status of its security interest in the Personal Property, together with copies of all documents or records evidencing security interests disclosed by such searches, provided, however, that prior to the occurrence of a Default, Lender shall not make such request more than one (1) time per year.

22.5	Costs

The Borrower shall pay all filing fees and costs and all reasonable costs and expenses of any record searches (or their continuations) as the Lender may reasonably require.

22.6	Representations, Warranties and Covenants of the Borrower

(a) Ownership of the Personal Property

All of the Personal Property is, and shall during the term of the Loan continue to be, owned by the Borrower, and is not the subject matter of any lease, control agreement or other instrument, agreement or transaction whereby any ownership, security or beneficial interest in the Personal Property is held by any person or entity other than the Borrower, subject only to (1) the Lender’s security interest, (2) the rights of tenants occupying the Property pursuant to Leases approved by the Lender, and (3) the Permitted Encumbrances.

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		(b)	No Other Identity

The Borrower represents and warrants that the Borrower has not used or operated under any other name or identity for at least five (5) years. The Borrower covenants and agrees that Borrower will furnish Lender with notice of any change in its name, form of organization, or state of organization within thirty (30) days prior to the effective date of any such change.

		(c)	Location of Equipment

All Equipment is located upon the Land.

		(d)	Removal of Goods

The Borrower will not remove or permit to be removed any item included in the Goods from the Land, unless the same is replaced immediately with unencumbered Goods (1) of a quality and value equal or superior to that which it replaces and (2) which is located on the Land. All such replacements, renewals, and additions shall become and be immediately subject to the security interest of this Deed of Trust.

		(e)	Proceeds

The Borrower may, without the Lender’s prior written consent, dispose of Goods in the ordinary course of business, provided that, following the disposition, the perfection of the Lender’s security interest in the Proceeds of the disposition will continue under § 9-315 (d) of the UCC. The Borrower shall not, without the Lender’s prior written consent, dispose of any Personal Property in any other manner, except in compliance with Paragraph (d) of this Subsection 22.6.

	22.7	Fixture Filing

This Deed of Trust constitutes a financing statement filed as a fixture filing in the Official Records of the County Clerk of Dallas County, Texas, with respect to any and all fixtures comprising Property. The “debtor” is AmREIT Preston Royal, LP, a limited partnership organized under Texas law; the “secured party” is Transamerica Financial Life Insurance Company, a New York corporation; the collateral is as described in Subsection 22.2 above and the granting clause of this Deed of Trust; and the addresses of the debtor and secured party are the addresses stated in Subsection 27.12 of this Deed of Trust for Notices to such parties. The organizational identification number of the debtor is 801673731. The owner of record of the Real Property is AmREIT Preston Royal, LP. This Deed of Trust shall also be effective as a financing statement covering minerals or the like (including oil and gas) and accounts subject to Subsection (e) of Section 9.103 of the Texas Business and Commerce Code, as amended.

23.	ENVIRONMENTAL MATTERS

	23.1	Representations

The Borrower represents as follows:

		(a)	No Hazardous Substances

To the best of the Borrower’s knowledge as a duly diligent property owner, and except as disclosed in the ESA, no release of any Hazardous

Deed of Trust and Security Agreement Preston Royal Village, Dallas, Texas AEGON Loan No. 10512155	-39-

Substance has occurred on or about the Real Property in a quantity or at a concentration level that (i) violates any Environmental Law, or (ii) requires reporting to any regulatory authority or may result in any obligation to remediate under any Environmental Law.

	(b)	Absence of Mold Contamination

To the best of the Borrower’s knowledge, the amount of mold present in the air within the Improvements and the extent of mold growth on the elements of the Improvements are no greater than normal in buildings free of moisture intrusion. No mold-related tenant complaint or legal proceeding relating to the Improvements exists, except as otherwise disclosed to Lender in writing

	(c)	Compliance with Environmental Laws

The Real Property and its current use and presently anticipated uses comply with all Environmental Laws, including those requiring permits, licenses, authorizations, and other consents and approvals.

	(d)	No Actions or Proceedings

To the best of Borrower’s knowledge as a duly diligent property owner, no Governmental Authority or agency has commenced any action, proceeding or investigation based on any suspected or actual violation of any Environmental Law on or about the Real Property. To the best of the Borrower’s knowledge as a duly diligent property owner, no such authority or agency has threatened to commence any such action, proceeding, or investigation.

23.2	Environmental Covenants

The Borrower covenants as follows:

	(a)	Compliance with Environmental Laws

The Borrower shall, and the Borrower shall cause all employees, agents, contractors, and tenants of the Borrower and any other persons present on or occupying the Real Property to, keep and maintain the Real Property in compliance with all Environmental Laws.

	(b)	Notices, Actions and Claims

The Borrower shall immediately advise the Lender in writing of (i) any notices from any governmental or quasi-governmental agency or authority of violation or potential violation of any Environmental Law received by the Borrower, (ii) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any Environmental Law, (iii) all claims made or threatened by any third party against the Borrower or the Real Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Substances, and (iv) discovery by the Borrower of any occurrence or condition on any real property adjoining or in the vicinity of the Real Property that creates a foreseeable risk of contamination of the Real Property by or with Hazardous Substances.

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23.3	The Lender’s Right to Control Claims

The Lender shall have the right (but not the obligation) to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Substances and to have its related and reasonable attorneys’ and consultants’ fees paid by the Borrower upon demand.

23.4	Indemnification

THE BORROWER SHALL BE SOLELY RESPONSIBLE FOR, AND SHALL INDEMNIFY, DEFEND, AND HOLD HARMLESS THE LENDER, THE TRUSTEE, AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, FROM AND AGAINST, ANY CLAIM, JUDGMENT, LOSS, DAMAGE, DEMAND, COST, EXPENSE OR LIABILITY OF WHATEVER KIND OR NATURE, KNOWN OR UNKNOWN, CONTINGENT OR OTHERWISE, DIRECTLY OR INDIRECTLY ARISING OUT OF OR ATTRIBUTABLE TO THE USE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE (WHETHER PRIOR TO OR AFTER THE EFFECTIVE DATE OF THIS DEED OF TRUST) OF HAZARDOUS SUBSTANCES ON, IN, UNDER OR ABOUT THE REAL PROPERTY (WHETHER BY THE BORROWER, A PREDECESSOR IN TITLE, ANY TENANT, OR ANY EMPLOYEES, AGENTS, CONTRACTOR OR SUBCONTRACTORS OF ANY OF THE FOREGOING OR ANY THIRD PERSONS AT ANY TIME OCCUPYING OR PRESENT ON THE REAL PROPERTY), INCLUDING: (I) PERSONAL INJURY; (II) DEATH; (III) DAMAGE TO PROPERTY; (IV) ALL CONSEQUENTIAL DAMAGES; (V) THE COST OF ANY REQUIRED OR NECESSARY REPAIR, CLEANUP OR DETOXIFICATION OF THE REAL PROPERTY, INCLUDING THE SOIL AND GROUND WATER THEREOF, AND THE PREPARATION AND IMPLEMENTATION OF ANY CLOSURE, REMEDIAL OR OTHER REQUIRED PLANS; (VI) DAMAGE TO ANY NATURAL RESOURCES; AND (VII) ALL REASONABLE COSTS AND EXPENSES INCURRED BY THE LENDER OR THE TRUSTEE IN CONNECTION WITH CLAUSES (I) THROUGH (VI), INCLUDING REASONABLE ATTORNEYS’ AND CONSULTANTS’ FEES; PROVIDED, HOWEVER, THAT NOTHING CONTAINED IN THIS SECTION SHALL BE DEEMED TO PRECLUDE THE BORROWER FROM SEEKING INDEMNIFICATION FROM, OR OTHERWISE PROCEEDING AGAINST, ANY THIRD PARTY INCLUDING ANY TENANT OR PREDECESSOR IN TITLE TO THE REAL PROPERTY, AND FURTHER PROVIDED THAT THIS INDEMNIFICATION WILL NOT EXTEND TO (A) MATTERS CAUSED BY THE LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (B) MATTERS ARISING FROM A RELEASE OF HAZARDOUS SUBSTANCES WHICH OCCURS AFTER THE LENDER HAS TAKEN POSSESSION OF THE REAL PROPERTY, SO LONG AS THE BORROWER HAS NOT CAUSED THE RELEASE THROUGH ANY ACT OR OMISSION.

THE COVENANTS, AGREEMENTS, AND INDEMNITIES SET FORTH IN THIS SECTION SHALL BE BINDING UPON THE BORROWER AND ITS HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS, AND SHALL SURVIVE REPAYMENT OF THE INDEBTEDNESS, FORECLOSURE OF THE REAL PROPERTY, AND THE BORROWER’S

Deed of Trust and Security Agreement Preston Royal Village, Dallas, Texas AEGON Loan No. 10512155	-41-

GRANTING OF A DEED TO THE REAL PROPERTY IN LIEU OF FORECLOSURE. PAYMENT SHALL NOT BE A CONDITION PRECEDENT TO THIS INDEMNITY. ANY COSTS OR EXPENSES INCURRED BY THE LENDER OR THE TRUSTEE FOR WHICH THE BORROWER IS RESPONSIBLE OR FOR WHICH THE BORROWER HAS INDEMNIFIED THE LENDER SHALL BE PAID TO THE LENDER ON DEMAND, WITH INTEREST AT THE DEFAULT RATE FROM THE DATE INCURRED BY THE LENDER UNTIL PAID IN FULL, AND SHALL BE SECURED BY THIS DEED OF TRUST. WITHOUT THE PRIOR WRITTEN CONSENT OF THE LENDER, THE BORROWER SHALL NOT ENTER INTO ANY SETTLEMENT AGREEMENT, CONSENT DECREE, OR OTHER COMPROMISE IN RESPECT TO ANY CLAIMS RELATING TO HAZARDOUS SUBSTANCES.

	23.5	Environmental Audits

If a Default exists, or at any time the Lender has reason to believe that a release of Hazardous Substances may have occurred or may be likely to occur, the Lender may require that the Borrower retain, or the Lender may retain directly, at the sole cost and expense of the Borrower, a licensed geologist, industrial hygienist or an environmental consultant acceptable to the Lender to conduct an environmental assessment or audit of the Real Property. In the event that the Lender makes a reasonable determination of the need for an environmental assessment or audit, the Lender shall inform the Borrower in writing that such a determination has been made and, if requested to do so by the Borrower, give the Borrower a written explanation of that determination before the assessment or audit is conducted. The Borrower shall afford any person conducting an environmental assessment or audit access to the Real Property and all materials reasonably requested. The Borrower shall pay on demand the cost and expenses of any environmental consultant engaged by the Lender under this Subsection. The Borrower shall, at the Lender’s request and at the Borrower’s sole cost and expense, take such investigative and remedial measures, as the Lender determines to be necessary to address any condition discovered by the assessment or audit so that (i) the Real Property shall be in compliance with all Environmental Laws, (ii) the condition of the Real Property shall not constitute any identifiable risk to human health or to the environment, and (iii) the value of the Real Property shall not be affected by the presence of Hazardous Substances.

24.	CONCERNING THE TRUSTEE

	24.1	No Liability

The Trustee will not be liable for any error of judgment or act, or be otherwise responsible or accountable under any circumstances. If the Trustee or anyone acting by virtue of the Trustee’s powers enters the Real Property, the Trustee will not be personally liable for debts contracted or for liability or damages incurred in the management or operation of the Real Property. The Trustee will have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by the Trustee or believed by the Trustee in good faith to be genuine. The Trustee will be entitled to reimbursement for expenses actually incurred by the Trustee in the performance of the Trustee’s duties and to reasonable compensation for services rendered. The

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Borrower shall, from time to time, pay compensation due the Trustee under this Deed of Trust and reimburse the Trustee for and save and hold the Trustee harmless from and against any and all loss, cost, liability, damage and expense whatsoever incurred by the Trustee in the performance of the Trustee’s duties.

	24.2	Retention of Money

All money received by the Trustee must, until used or applied, be held in trust for the purposes for which it was received, but need not be segregated in any manner from any other money (except to the extent required by law) and the Trustee will have no liability for interest on any money received.

	24.3	Successor Trustees

The Trustee may resign by giving notice of such resignation in writing to the Lender. If the Trustee dies, resigns or becomes disqualified from acting in the execution of this Trust or fails or refuses to exercise the same when requested by the Lender so to do or if for any reason and without cause the Lender prefers to appoint a substitute trustee to act instead of the original Trustee, or any prior successor or substitute trustee, the Lender will have full power to appoint a substitute trustee and, if preferred, several substitute trustees in succession who shall succeed to all the estates, rights, powers and duties of the Trustee.

	24.4	Succession Instruments

Any new Trustee appointed will, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of the Trustee’s predecessor. Upon the written request of the Lender or of any successor trustee, the former Trustee shall execute and deliver an instrument transferring to such successor Trustee all the estates, properties, rights, powers and trusts of the former Trustee, and shall duly assign, transfer and deliver any of the property and money held by the former Trustee to the successor Trustee so appointed in the former Trustee’s place.

	24.5	Performance of Duties by Agents

The Trustee may authorize one or more parties to act on the Trustee’s behalf to perform the Trustee’s ministerial functions, including, without limitation, the transmittal and posting of any notices.

25.	AGREEMENT CONCERNING INTEREST

	25.1	Savings Clause

It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Note or the Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, taken, reserved or received pursuant to the Note, any of the other Loan Documents or any communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged, taken, reserved or received by reason of the Lender’s exercise of the option to

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accelerate the maturity of the Note and/or the Indebtedness, or (iii) Borrower will have paid or Lender will have received by reason of any prepayment by Borrower of the Note and/or the Indebtedness, then it is Borrower’s and Lender’s express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically cancelled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of the Note and/or the Indebtedness (or, if the Note and all Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Note has been paid in full before the end of the stated term of the Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against the Note and/or any Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim or counterclaim (in which event such proceeding shall be abated for such time period) seeking usury penalties against Lender, Borrower will provide written Notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and the Lender shall have sixty (60) days after receipt of the Notice to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Note and/or the Indebtedness then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by the Note and/or the Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Note and/or the Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Note and/or the Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Note and/or the Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Note and/or any of the Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

25.2	Ceiling Election

To the extent that the Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Indebtedness, the Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent federal law permits the Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, the Lender will rely on federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, the Lender may, at

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its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to the Borrower as provided by applicable law now or hereafter in effect.

26.	LOAN INFORMATION

	26.1	Dissemination of Information

In connection with any transfer of the Loan or Participation, the Lender may forward any documents and information that the Lender now has or acquires in the future concerning the Loan, including the financial statements of any Obligor, sales reports on retail tenants, and such other information as may be reasonably related to the Obligors, the Property or the Leases to any transferee or prospective transferee of the Loan or Participation, or other party involved in the transaction, or to any of their consultants, attorneys, advisors or other representatives, and the Borrower waives any legal right it may have to prohibit such disclosure.

	26.2	Cooperation

The Borrower, any guarantor and any Carveout Obligor shall cooperate with the Lender in connection with any transfer of the Loan or any Participation. The Borrower agrees to provide to the Lender or to any persons to whom the Lender may disseminate such information, at the Lender’s request, financial statements of Obligors, an estoppel certificate, sales reports on retail tenants, and such other documents as may be reasonably related to any Obligor, the Property, or the Leases, including, without limitation, any historical information on the Real Property that is in the Borrower’s possession or is reasonably obtainable by the Borrower.

	26.3	Reserves/Escrows

The Lender shall have the right, if required by the transferee of the Loan or any Participation, to cause funds held by the Lender in escrow or as reserves to be transferred to deposit or investment accounts at creditworthy financial institutions, to be held or used in accordance with the Loan Documents.

27.	MISCELLANEOUS

	27.1	Successors and Assigns

All of the terms of the Loan Documents shall apply to, be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the Obligors, or to the holder of the Note, as the case may be.

	27.2	Survival of Obligations

Each and all of the Obligations shall continue in full force and effect until the latest of (a) the date the Indebtedness has been paid in full and the Obligations have been performed and satisfied in full, (b) the last date permitted by law for bringing any claim or action with respect to which the Lender may seek payment or indemnification in connection with the Loan Documents, and (c) the date on which any claim or action for which the Lender seeks payment or

Deed of Trust and Security Agreement Preston Royal Village, Dallas, Texas AEGON Loan No. 10512155	-45-

indemnification is fully and finally resolved and, if applicable, any compromise thereof of judgment or award thereon is paid in full.

27.3	Further Assurances

The Borrower, upon the request of the Lender or the Trustee, shall complete, execute, acknowledge, deliver and record or file such further instruments and do such further acts as may be necessary to carry out more effectively the purposes of this Deed of Trust, to subject any property intended to be covered by this Deed of Trust to the mortgage and security interests it creates, to place third parties on notice of the mortgage and security interests, or to correct any defects which may be found in any Loan Document.

27.4	Right of Inspection

The Lender shall have the right from time to time, upon reasonable advance notice to the Borrower, to enter onto the Real Property for the purpose of inspecting and reporting on its physical condition, tenancy and operations.

27.5	Expense Indemnification

The Borrower shall pay all filing and recording fees, documentary stamps, intangible taxes, and all expenses incident to the execution and acknowledgment of this Deed of Trust, the Note or any of the other Loan Documents, any supplements, amendments, renewals or extensions of any of them, or any instrument entered into under Subsection 27.3. The Borrower shall pay or reimburse the Lender, upon demand, for all costs and expenses, including appraisal and reappraisal costs of the Property and reasonable attorneys’ and legal assistants’ fees, which the Lender may incur in connection with enforcement proceedings under the Note, this Deed of Trust, or any of the other Loan Documents (including all fees and costs incurred in enforcing or protecting the Note, this Deed of Trust, or any of the other Loan Documents in any bankruptcy proceeding), and attorneys’ and legal assistants’ fees incurred by the Lender in any other suit, action, legal proceeding or dispute of any kind in which the Lender is made a party or appears as party plaintiff or defendant, affecting the Indebtedness, the Note, this Deed of Trust, any of the other Loan Documents, or the Property, or required to protect or sustain this Deed of Trust. The Borrower shall be obligated to pay (or to reimburse the Lender) for such fees, costs and expenses and shall indemnify and hold the Lender and the Trustee harmless from and against any and all loss, cost, expense, liability, damage and claims and causes of action, including attorneys’ fees, incurred or accruing by reason of the Borrower’s failure to promptly repay any such fees, costs and expenses. If any suit or action is brought to enforce or interpret any of the terms of this Deed of Trust (including any effort to modify or vacate any automatic stay or injunction, any trial, any appeal, any petition for review or any bankruptcy proceeding), the Lender shall be entitled to recover all expenses reasonably incurred in preparation for or during the suit or action or in connection with any appeal of the related decision, whether or not taxable as costs. Such expenses include reasonable attorneys’ fees, witness fees (expert or otherwise), deposition costs, copying charges and other expenses. Whether or not any court action is involved, all reasonable expenses, including the costs of searching records, obtaining title and credit reports, appraisals, environmental assessments, surveying costs, title insurance premiums, trustee fees, and other reasonable attorneys’ fees, incurred by the Lender that are necessary at any time in the Lender’s opinion for the

Deed of Trust and Security Agreement Preston Royal Village, Dallas, Texas AEGON Loan No. 10512155	-46-

protection of its interest or enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest from the date of expenditure until repaid at the interest rate as provided in the Note.

27.6	General Indemnification

The Borrower shall indemnify, defend and hold the Lender harmless against: (i) any and all claims for brokerage, leasing, finder’s or similar fees which may be made relating to the Real Property or the Indebtedness and (ii) any and all liability, obligations, losses, damages, penalties, claims, actions, suits costs and expenses (including the Lender’s reasonable attorneys’ fees, together with reasonable appellate counsel fees, if any) of whatever kind or nature which may be asserted against, imposed on or incurred by the Lender in connection with the Indebtedness, this Deed of Trust, the Real Property or any part thereof, or the operation, maintenance and/or use thereof, or the exercise by the Lender of any rights or remedies granted to it under this Deed of Trust or pursuant to applicable law; provided, however, that nothing herein shall be construed to obligate the Borrower to indemnify, defend and hold harmless the Lender from and against any of the foregoing which is imposed on or incurred by the Lender by reason of the Lender’s willful misconduct or gross negligence.

27.7	Recording and Filing

The Borrower shall cause this Deed of Trust and all amendments, supplements, and substitutions to be recorded, filed, re-recorded and re-filed in such manner and in such places as the Lender may reasonably request. The Borrower will pay all recording filing, re-recording and re-filing taxes, fees and other charges.

27.8	No Waiver

No deliberate or unintentional failure by the Lender to require strict performance by the Borrower of any Obligation shall be deemed a waiver, and the Lender shall have the right at any time to require strict performance by the Borrower of any Obligation.

27.9	Covenants Running with the Land

All Obligations are intended by the parties to be and shall be construed as covenants running with the Land.

27.10	Severability

The Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Legal Requirements. Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall nevertheless be construed and given effect to the extent possible. The invalidity or unenforceability of any provision in a particular jurisdiction shall neither invalidate nor render unenforceable any other provision of the Loan Documents in that jurisdiction, and shall not affect the validity or enforceability of that provision in any other jurisdiction. If a provision is held to be invalid or unenforceable as to a particular person or under a particular circumstance, it shall nevertheless be presumed valid and enforceable as to others, or under other circumstances.

Deed of Trust and Security Agreement Preston Royal Village, Dallas, Texas AEGON Loan No. 10512155	-47-

27.11	Entire Agreement

The Loan Documents contain the entire agreements between the parties relating to the financing of the Real Property, and all prior agreements which are not contained in the Loan Documents, other than the Environmental Indemnity Agreement, are terminated. The Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. The Loan Documents may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments executed by the party against whom enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination that is not so documented shall be null and void.

27.12	Notices

In order for any demand, consent, approval or other communication to be effective under the terms of this Deed of Trust, “Notice” must be provided under the terms of this Subsection. All Notices must be in writing. Notices may be (a) delivered by hand, (b) transmitted by facsimile (with a duplicate copy sent by first class mail, postage prepaid), (c) sent by certified or registered mail, postage prepaid, return receipt requested, or (d) sent by reputable overnight courier service, delivery charges prepaid. Notices shall be addressed as set forth below:

If to the Lender:

Transamerica Financial Life Insurance Company
c/o AEGON USA Realty Advisors, LLC
4333 Edgewood Road, N.E.
Cedar Rapids, Iowa 52499-5443
Attn: Mortgage Loan Department
Reference: Loan #10512155
Fax Number: (319) 355-2277

If to the Borrower:

AmREIT Preston Royal, LP
8 Greenway Plaza, Suite 1000
Houston, Texas 77046
Fax Number: (713) 850-0498

With a copy to:

Bass, Berry & Sims PLC
100 Peabody Place, Suite 900
Memphis, Tennessee 38103
Attn: Gil Uhlhorn
Fax Number: (866) 393-1959

If to the Trustee:

Peter S. Graf
2626 Howell Street
Dallas, Texas 75204
Fax Number: (214) 754-7768

Deed of Trust and Security Agreement Preston Royal Village, Dallas, Texas AEGON Loan No. 10512155	-48-

Notices delivered by hand or by overnight courier shall be deemed given when actually received or when refused by their intended recipient. Notices sent by facsimile will be deemed delivered when a legible copy has been received (provided receipt has been verified by telephone confirmation or one of the other permitted means of giving Notices under this Subsection). Mailed Notices shall be deemed given on the date of the first attempted delivery (whether or not actually received). The Lender or the Borrower may change its address for Notice by giving at least fifteen (15) Business Days’ prior Notice of such change to the other party.

27.13	Counterparts

This Deed of Trust may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute but one instrument.

27.14	Choice of Law

This Deed of Trust shall be interpreted, construed, applied, and enforced according to, and will be governed by, the laws of Texas, without regard to any choice of law principle which, but for this provision, would require the application of the law of another jurisdiction and regardless of where executed or delivered, where payable or paid, where any cause of action accrues in connection with this transaction, where any action or other proceeding involving the Loan is instituted, or whether the laws of Texas otherwise would apply the laws of another jurisdiction.

27.15	Forum Selection

The Borrower agrees that the sole and exclusive forum for the determination of any action relating to the validity and enforceability of the Note, this Deed of Trust and the other Loan Documents, and any other instruments securing the Note shall be either in an appropriate court of the State of Texas or the applicable United States District Court.

27.16	Sole Benefit

This Deed of Trust and the other Loan Documents have been executed for the sole benefit of the Borrower and the Lender and the successors and assigns of the Lender. No other party shall have rights thereunder or be entitled to assume that the parties thereto will insist upon strict performance of their mutual obligations hereunder, any of which may be waived from time to time. The Borrower shall have no right to assign any of its rights under the Loan Documents to any party whatsoever.

27.17	Release of Claims

The Borrower hereby RELEASES, DISCHARGES and ACQUITS forever the Lender and the Trustee and their officers, directors, trustees, agents, employees and counsel (in each case, past, present or future) from any and all Claims existing as of the Effective Date (or the date of actual execution hereof by the Borrower, if later). As used herein, the term “Claim” shall mean any and all liabilities, claims, defenses, demands, actions, causes of action, judgments, deficiencies, interest, liens, costs or expenses (including court costs, penalties, attorneys’ fees and disbursements, and amounts paid in settlement) of any kind and character whatsoever, including claims for usury, breach of contract, breach

Deed of Trust and Security Agreement Preston Royal Village, Dallas, Texas AEGON Loan No. 10512155	-49-

of commitment, negligent misrepresentation or failure to act in good faith, in each case whether now known or unknown, suspected or unsuspected, asserted or unasserted or primary or contingent, and whether arising out of written documents, unwritten undertakings, course of conduct, tort, violations of laws or regulations or otherwise.

27.18	No Partnership

Nothing contained in the Loan Documents is intended to create any partnership, joint venture or association between the Borrower and the Lender, or in any way make the Lender a co-principal with the Borrower with reference to the Property.

27.19	Payoff Procedures

If the Borrower pays or causes to be paid to the Lender all of the Indebtedness, then the Trustee’s interest in the Real Property shall cease, and upon receipt by the Lender of such payment, the Lender shall either (a) cancel this Deed of Trust or (b) assign the Loan Documents and endorse the Note (in either case without recourse or warranty of any kind) to a takeout lender, upon payment (in the latter case) of an administrative fee of $1500 plus all out-of-pocket expenses incurred by the Lender in connection with such cancellation or assignment.

27.20	Future Advances

Under the terms of this Deed of Trust, “Indebtedness” includes any and all indebtedness owed by the Borrower to the Lender, any and all obligations of the Borrower to the Lender, and any and all liabilities of the Borrower to the Lender, regardless of the kind or character of such indebtedness, obligations or liabilities, if they relate to the Loan or to the Real Property in any way, and regardless of whether they arise now or in the future, are absolute or contingent, secured or unsecured, due or not due, arise by operation of law or by contract, are direct or indirect, primary or secondary, joint, several, joint and several, fixed or contingent, or are secured or unsecured by additional or different security or securities, and regardless of whether the indebtedness, obligations or liabilities are of the Borrower directly or arise through its participation in any form of business or economic association or transaction, whether as a partner, joint venturer, trustee, principal, surety, endorser, guarantor, accommodation party or otherwise. However, this Deed of Trust shall not secure any such other indebtedness, obligation or liability with respect to which the Lender is by applicable law prohibited from obtaining a lien on real estate, nor shall this definition operate or be effective to constitute or require any assumption or payment by any person, in any way, of any debt or obligation of any other person to the extent that the same would violate or exceed the limit provided in any applicable usury or other law.

27.21	Defeasance

This Deed of Trust is made upon the conditions that if (a) all of the Indebtedness and Obligations, including all future advances and other future indebtednesses, obligations and liabilities included therein, are paid and performed in full, (b) the Borrower reimburses the Lender for any amounts the Lender shall have paid in respect of liens, Impositions, prior mortgages, insurance premiums, repairing or maintaining the Real Property, performing the Borrower’s obligations under any Lease, performing the Borrower’s obligations with respect to environmental matters, and for any other advancements hereunder, and interest thereon, (c) the

Deed of Trust and Security Agreement Preston Royal Village, Dallas, Texas AEGON Loan No. 10512155	-50-

Borrower fulfills all of the Borrower’s other Obligations, (d) the Lender has no obligation to extend any further credit to or for the account of the Borrower, and (e) no contingent liability of the Borrower secured by this Deed of Trust then exists, this conveyance shall be null and void upon the filing by the Lender of the written instrument of termination described in Section 27.22.

27.22	Satisfaction of Deed of Trust

This Deed of Trust and the Lender’s security interest under this Deed of Trust in the Real Property will not be terminated until a written mortgage satisfaction instrument executed by one of the Lender’s officers is filed for record in the county in which the Land is located. Except as otherwise expressly provided in this Deed of Trust, no satisfaction of this Deed of Trust shall in any way affect or impair the representations, warranties, agreements or other obligations of the Borrower or the powers, rights and remedies of the Lender under this Deed of Trust with respect to any transaction or event occurring prior to such satisfaction, all of which shall survive such satisfaction.

27.23	Date of Deed of Trust

The date of this Deed of Trust is intended as a date for the convenient identification of this Deed of Trust and is not intended to indicate that this Deed of Trust was executed and delivered on that date.

27.24	Interpretation

	(a)	Headings and General Application

The section, subsection, paragraph and subparagraph headings of this Deed of Trust are provided for convenience of reference only and shall in no way affect, modify or define, or be used in construing, the text of the sections, subsections, paragraphs or subparagraphs. If the text requires, words used in the singular shall be read as including the plural, and pronouns of any gender shall include all genders.

	(b)	Sole Discretion

The Lender may take any action or decide any matter under the terms of this Deed of Trust or of any other Loan Document (including any consent, approval, acceptance, option, election or authorization) in its sole and absolute discretion, for any reason or for no reason, unless the related Loan Document contains specific language to the contrary. Any approval or consent that the Lender might withhold may be conditioned in any way.

	(c)	Result of Negotiations

This Deed of Trust and all other Loan Documents result from negotiations between the Borrower and the Lender and from their mutual efforts. Therefore, it shall be so construed, and not as though it had been prepared solely by the Lender.

	(d)	Reference to Particulars

The scope of a general statement made in this Deed of Trust or in any other Loan Document shall not be construed as having been reduced through the inclusion of references to particular items that would be included within the statement’s scope. Therefore, unless the relevant provision of a Loan Document contains specific language to the contrary,

Deed of Trust and Security Agreement Preston Royal Village, Dallas, Texas AEGON Loan No. 10512155	-51-

the term “include” shall mean “include, but shall not be limited to” and the term “including” shall mean “including, without limitation.”

27.25	Joint and Several Liability

If there is more than one individual or entity executing this Deed of Trust as the Borrower, liability of such individuals and entities under this Deed of Trust shall be joint and several.

27.26	Time of Essence

Time is of the essence of each and every covenant, condition and provision of this Deed of Trust to be performed by the Borrower.

27.27	Jury Waiver

THE BORROWER AND BY ITS ACCEPTANCE HEREOF, THE LENDER, HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (I) UNDER THIS DEED OF TRUST OR ANY OTHER LOAN DOCUMENT OR (II) ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH THIS DEED OF TRUST OR ANY OTHER LOAN DOCUMENT, AND THE BORROWER AND BY ITS ACCEPTANCE HEREOF, THE LENDER, AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

27.28	Renewal, Extension, Modification and Waiver

The Lender, at its option, may at any time renew or extend this Deed of Trust, the Note or any other Loan Document. The Lender may enter into a modification of any Loan Document or of the Environmental Indemnity Agreement without the consent of any person not a party to the document being modified. The Lender may waive any covenant or condition of any Loan Document or of the Environmental Indemnity Agreement, in whole or in part, at the request of any person then having an interest in the Property or in any way liable for any part of the Indebtedness. The Lender may take, release, or resort to any security for the Note and the Obligations and may release any party primarily or secondarily liable on any Loan Document or on the Environmental Indemnity Agreement, all without affecting any liability not expressly released in writing by the Lender.

27.29	Cumulative Remedies

Every right and remedy provided in this Deed of Trust shall be cumulative of every other right or remedy of the Lender, whether conferred by law or by grant or contract, and may be enforced concurrently with any such right or remedy. The acceptance of the performance of any obligation to cure any Default shall not be construed as a waiver of any rights with respect to any other past, present or future Default. No waiver in a particular instance of the requirement that any Obligation be performed shall be construed as a waiver with respect to any other Obligation or instance.

27.30	No Obligation to Marshal Assets

No holder of any deed of trust, security interest or other encumbrance affecting all or any portion of the Real Property, which encumbrance is inferior to the

Deed of Trust and Security Agreement Preston Royal Village, Dallas, Texas AEGON Loan No. 10512155	-52-

mortgage and security interest of this Deed of Trust, shall have any right to require the Lender to marshal assets.

27.31	Transfer of Ownership

The Lender may, without notice to the Borrower, deal with any person in whom ownership of any part of the Real Property has vested, without in any way vitiating or discharging the Borrower from liability for any of the Obligations.

27.32	Notice of Indemnification

THE BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT CONTAINS INDEMNIFICATION OBLIGATIONS PURSUANT TO SECTIONS 4, 21, 23.4, 27.5, and 27.6.

Deed of Trust and Security Agreement Preston Royal Village, Dallas, Texas AEGON Loan No. 10512155	-53-

IN WITNESS WHEREOF, the Borrower has caused this Deed of Trust to be duly executed on the date of the acknowledgement of the Borrower’s signature below, to be effective as of the Effective Date.

AMREIT PRESTON ROYAL, LP, a Texas limited partnership

		By:	AmREIT Preston Royal GP, LLC, a Texas limited liability company

			By:	/s/ Brett Treadwell
			Name:	Brett Treadwell
			Title:	Vice President

STATE OF Texas	)
)ss.
COUNTY OF Harris	)

          The foregoing instrument was acknowledged before me on this 7th day of December, 2012, by Brett Treadwell, the Vice President of AmREIT Preston Royal GP, LLC, a Texas limited liability company, as general partner of AMREIT PRESTON ROYAL, LP, a Texas limited partnership, on behalf of the limited partnership.

/s/ Deborah Korkmas
Notary Public in and for the State of	Texas
Printed Name:	Deborah Korkmas
My Commission Expires:	5-12-2013

Deed of Trust and Security Agreement Preston Royal Village, Dallas, Texas AEGON Loan No. 10512155	-54-

Exhibit A

Tract 1 (Preston Royal No. 1):

All that certain lot, tract, or parcel of land situated in the John W. Smith Survey, Abstract Number 1336, Dallas County, Texas, and being all of a called 8.217 acre tract of Sand described in a deed to Preston Royal Realty Company, as recorded in Document Number 200600021970, Deed Records, Dallas County, Texas, the subject tract being more particularly described as follows;

BEGINNING at an “X” cut set in the West line of Preston Road for the Northeast corner of the herein described tract, the Northeast corner of said 8.217 acre tract and the Southeast corner of a 15’ alley in Block C of Preston Royal No. 1, an addition to the City of Dallas, according to the plat thereof recorded in Volume 8, Page 383, Plat Records, Dallas County, Texas, from which a capped iron rod found stamped “Arthur” for the Southeast corner of Lot 10 in said Block C bears North 00 degrees 01 minutes 15 seconds East, a distance of 15.00 feet;

THENCE South with the West line of said Road and the most Northerly East line of said 8.217 acre tract, a distance of 481.15 feet to an “X” cut set for the most Easterly Southeast corner thereof and the apparent Northeast corner of a tract of land described in deed to Hal Winfield Padgett, Jr., as recorded in Volume 82207, Page 232, Deed Records, Dallas County, Texas;

THENCE North 89 degrees 50 minutes 00 seconds West with the apparent North line thereof and the most Easterly South line of said 8.217 acre tract, a distance of 100.00 feet to a PK nail set for an inner ell corner thereof and the apparent Northwest corner of said Padgett tract;

THENCE South with the apparent West line thereof and the most Southerly East line of said 8.217 acre tract, a distance of 120.00 feet to an “X” cut set on the North line of Royal Lane for the most Southerly Southeast corner thereof;

THENCE South 89 degrees 50 minutes 00 seconds West with the North line of said Lane and the South line of said 8.217 acre tract, a distance of 121.00 feet to a PK nail set for an inner ell corner thereof;

THENCE South with an East line of said 8.217 acre tract and a West line of said Lane, a distance of 5.00 feet to an “X” cut set for corner on the South line of said 8.217 acre tract and the North line of said Lane;

THENCE North 89 degrees 50 minutes 00 seconds West with the North line thereof and the South line of said 8.217 acre tract, a distance of 390.45 feet to an “X” cut set for the Southwest corner thereof and the Southeast corner of a tract of land described in a deed to St. Lukes Episcopal Church, as recorded in Document Number 2002-1756115, Deed Records, Dallas County, Texas;

THENCE North 00 degrees 02 minutes 25 seconds East with the East line thereof and the West line of said 8.217 acre tract, a distance of 609.82 feet to an “X” cut set in the South line of said alley for the Northeast corner of said St. Lukes tract and the Northwest corner of said 8.217 acre tract;

THENCE South 89 degrees 29 minutes 20 seconds East with the North line thereof and the South line of said alley, a distance of 611.04 feet to the PLACE OF BEGINNING and enclosing 8.23 acres of land more or less.

Deed of Trust and Security Agreement Preston Royal Village, Dallas, Texas AEGON Loan No. 10512155	-55-

Tract 2 (Easement Estate):

Non-exclusive easement estate appurtenant to Tract 1, in and to the following described property created pursuant to that certain Reciprocal Easement Agreement dated December __, 2012, by and between AmREIT Preston Royal, LP and AmREIT Preston Royal NEC, LP, recorded as Document Number 2012_____________, Official Public Records of Dallas County, Texas:

All that certain lot, tract, or parcel of land situated in the James Thomas Survey, Abstract Number 1485, Dallas County, Texas, and being all of a called 7.49 acre tract of land described in a deed to Preston Royal Realty Company, as recorded in Volume 80110, Page 428, Deed Records, Dallas County, Texas, the subject tract being more particularly described as follows;
BEGINNING at an “X” cut set in the East line of Preston Road for the Northwest corner of the herein described tract, the Northwest corner of said 7.49 acre tract and being the most Westerly Southwest corner of a 15’ alley in Block No. 1 of Preston Royal No. 2, an addition to the City of Dallas, according to the plat thereof recorded in Volume 10, Page 59, Plat Records, Dallas County, Texas;

THENCE South 89 degrees 45 minutes 09 seconds East with the North line of said 7.49 acre tract and the South line of said alley, a distance of 363.76 feet to a capped iron rod set at the beginning of a curve to the right having a radius of 44.50 feet and a chord bearing and distance of South 67 degrees 19 minutes 09 seconds East, 33.96 feet;

THENCE Southeasterly, along the arc of said curve, the Northeast line of said 7.49 acre tract and the Southwest line of said alley, an arc distance of 34.85 feet to a capped iron rod set at the end of said curve;

THENCE South 44 degrees 53 minutes 09 seconds East with the Northeast line of said 7.49 acre tract and the Southwest line of said alley, a distance of 284.46 feet to a capped iron rod set at the beginning of a curve to the right having a radius of 50.00 feet and a chord bearing and distance of South 22 degrees 25 minutes 22 seconds East, 38.21 feet;

THENCE Southeasterly, along the arc of said curve, the Northeast line of said 7.49 acre tract and the Southwest line of said alley, an arc distance of 39.21 feet to a capped iron rod set at the end of said curve;

THENCE South 00 degrees 02 minutes 25 seconds West with the East line of said 7.49 acre tract and the West line of said alley, at a distance of 355.83 feet passing an “X” cut found for the Northeast corner of an Easement for road purposes, as recorded in Volume 283, Page 865, Deed Records, Dallas County, Texas, continuing along said course, a total distance of 360.82 feet to a point in the North line of Royal Lane for the Southeast corner of said 7.49 acre tract and the most Southerly Southwest corner of said alley, from which a 1/2” iron rod found for the Southwest corner of Lot 6 in Block 2 of said addition bears North 88 degrees 07 minutes 48 seconds East, a distance of 14.95 feet;

THENCE North 89 degrees 45 minutes 09 seconds West with the North line of said Lane and the most Easterly South line of said 7.49 acre tract, a distance of 485.16 feet to a point for the most Southerly Southwest corner thereof and the apparent Southeast corner of a tract of land described in a deed to Humble Oil and Refining Company, as recorded in Volume 71123, Page 14, Deed Records, Dallas County, Texas;

THENCE North with the apparent East line thereof and the most Southerly West line of said 7.49 acre tract, at a distance of 4.78 feet passing an “X” cut found for the Northwest corner of said

Deed of Trust and Security Agreement Preston Royal Village, Dallas, Texas AEGON Loan No. 10512155	-56-

Road Easement, continuing along said course, a total distance of 156.29 feet to an “X” cut set for an inner ell corner of said 7.49 acre tract and the apparent Northeast corner of said Humble tract;

THENCE North 89 degrees 52 minutes 00 seconds West with the apparent North line thereof and the most Westerly South line of said 7.49 acre tract, a distance of 125.00 feet to a capped iron rod set in the East line of said Preston Road for the most Westerly Southwest corner thereof and the apparent Northwest corner of said Humble tract;

THENCE North with the East line of said Road and the most Northerly West line of said 7.49 acre tract, a distance of 453.67 feet to the PLACE OF BEGINNING and enclosing 7.49 acres of land more or less.

Deed of Trust and Security Agreement Preston Royal Village, Dallas, Texas AEGON Loan No. 10512155	-57-